                                                                EXHIBIT 10.1






                                  $100,000,000


                                CREDIT AGREEMENT


                         Dated as of September 30, 1997


                                     among


                           PENSKE MOTORSPORTS, INC.,

                                      and

                       Certain of its U.S. Subsidiaries,

                                 as Borrowers,

                       EACH OF THE FINANCIAL INSTITUTIONS
                         INITIALLY A SIGNATORY HERETO,
                         TOGETHER WITH THOSE ASSIGNEES
                        PURSUANT TO SECTION 13.6 HEREOF,

                                  as Lenders,

                         NATIONSBANK, N.A., as Co-Agent

                                      and

                           FIRST UNION NATIONAL BANK,

                                    as Agent

                               TABLE OF CONTENTS
                                                                            Page



  ARTICLE I  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  1

       1.1 General Definitions. . . . . . . . . . . . . . . . . . . . . . .  1
       1.2 Accounting Terms and Determinations. . . . . . . . . . . . . . . 18
       1.3 Other Definitional Terms.  . . . . . . . . . . . . . . . . . . . 18

  ARTICLE II  LOANS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
       2.1 Revolving Loans. . . . . . . . . . . . . . . . . . . . . . . . . 21
       2.2 [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . 21
       2.3 Optional and Mandatory Prepayments; Reduction of Commitments.. . 22
       2.4 Payments and Computations. . . . . . . . . . . . . . . . . . . . 22
       2.5 Maintenance of Account.  . . . . . . . . . . . . . . . . . . . . 23
       2.6 Statement of Account.  . . . . . . . . . . . . . . . . . . . . . 23
       2.7 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
       2.8 Sharing of Payments. . . . . . . . . . . . . . . . . . . . . . . 25
       2.9 Pro Rata Treatment.  . . . . . . . . . . . . . . . . . . . . . . 25
       2.10 Extensions and Conversions. . . . . . . . . . . . . . . . . . . 26

  ARTICLE III  LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . 26
       3.1 Issuance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
       3.2 Notice and Reports.  . . . . . . . . . . . . . . . . . . . . . . 27
       3.3 Participation. . . . . . . . . . . . . . . . . . . . . . . . . . 27
       3.4 Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . 27
       3.5 Repayment with Revolving Loans.  . . . . . . . . . . . . . . . . 28
       3.6 Renewal, Extension.  . . . . . . . . . . . . . . . . . . . . . . 29
       3.7 Uniform Customs and Practices. . . . . . . . . . . . . . . . . . 29
       3.8 Indemnification; Nature of Issuing Bank's Duties.  . . . . . . . 30
       3.9 Responsibility of Issuing Bank.  . . . . . . . . . . . . . . . . 31
       3.10 Conflict with Letter of Credit Documents. . . . . . . . . . . . 31

  ARTICLE IV  INTEREST AND FEES.  . . . . . . . . . . . . . . . . . . . . . 31
       4.1 Interest on Loans. . . . . . . . . . . . . . . . . . . . . . . . 31
       4.2 Interest After Event of Default. . . . . . . . . . . . . . . . . 32
       4.3 Unused Fee.  . . . . . . . . . . . . . . . . . . . . . . . . . . 32
       4.4 Upfront Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . 32
       4.5 Letter of Credit Fees. . . . . . . . . . . . . . . . . . . . . . 32
       4.6 [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . 33
       4.7 Indemnification in Certain Events. . . . . . . . . . . . . . . . 33
       4.8 Inability To Determine Interest Rate.  . . . . . . . . . . . . . 34
       4.9 Illegality.  . . . . . . . . . . . . . . . . . . . . . . . . . . 34
       4.10 Funding Indemnity.  . . . . . . . . . . . . . . . . . . . . . . 34

  ARTICLE V  CONDITIONS PRECEDENT...........................................35
       5.1 Closing Conditions...............................................35
       5.2 Conditions to All Loans..........................................37

  ARTICLE VI  REPRESENTATIONS AND WARRANTIES................................38
       6.1 Organization; Power; Qualification...............................38
       6.2 Subsidiaries and Capitalization..................................38
       6.3 Authorization of Agreement, Credit Documents and Borrowing.......39
       6.4 Compliance of Credit Agreement, Credit Documents and
           Borrowing with Laws, Etc. .......................................39
       6.5 Compliance with Law; Governmental Approvals......................39
       6.6 Tax Returns and Payments.........................................39
       6.7 Intellectual Property Matters....................................40
       6.8 Environmental Matters............................................40
       6.9 ERISA............................................................41
       6.10 Margin Stock....................................................42
       6.11 Government Regulation...........................................42
       6.12 Employee Relations..............................................42
       6.13 Financial Statements............................................42
       6.14 Solvency........................................................43
       6.15 Titles to Properties............................................43
       6.16 Debt and Liens..................................................43
       6.17 Litigation......................................................43
       6.18 Absence of Defaults.............................................43
       6.19 Accuracy and Completeness of Information........................44
       6.20 Burdensome Provisions...........................................44
       6.21 Insurance.......................................................44
       6.22 No Material Adverse Change......................................44
       6.23 Survival of Representations and Warranties, Etc. ...............44

 ARTICLE VII  AFFIRMATIVE COVENANTS.........................................45
       7.1 Financial Statements and Projections.............................45
       7.2 Officer's Compliance Certificate.................................46
       7.3 Notice of Litigation and Other Matters...........................46
       7.4 Accuracy of Information..........................................47
       7.5 Preservation of Corporate Existence and Related Matters..........47
       7.6 Maintenance of Property..........................................47
       7.7 Insurance........................................................48
       7.8 Accounting Methods and Financial Records.........................48
       7.9 Payment and Performance of Obligations...........................48
       7.10 Compliance With Laws, Approvals and Agreements..................48
       7.11 Environmental Management........................................48
       7.12 Compliance with ERISA...........................................49
       7.13 Conduct of Business.............................................49
       7.14 Visits and Inspections..........................................49
       7.15 North Carolina Motor Speedway, Inc. ............................50

       7.16 Subsidiaries..................................................  50
       7.17 Material Contracts............................................  50
       7.18 Further Assurances............................................  50

 ARTICLE VIII  FINANCIAL COVENANTS .......................................  50
       8.1 Consolidated Senior Leverage Ratio.............................  51
       8.2 Consolidated Leverage Ratio....................................  51
       8.3 Consolidated Interest Coverage Ratio...........................  51
       8.4 Consolidated Funded Debt to Consolidated Capitalization Ratio..  51
       8.5 Consolidated Tangible Net Worth................................  51

 ARTICLE IX  NEGATIVE COVENANTS ..........................................  51
       9.1 Limitations on Indebtedness....................................  52
       9.2 Limitations on Liens...........................................  53
       9.3 Limitations on Loans, Advances, Investments and Acquisitions...  53
       9.4 Limitations on Mergers and Liquidation.........................  54
       9.5 Limitations on Sale of Assets..................................  54
       9.6 Transactions with Affiliates...................................  55
       9.7 Certain Accounting Changes.....................................  55
       9.8 Amendments; Payments and Prepayments of Subordinated Debt......  55
       9.9 Restrictive Agreements.........................................  56
       9.10 Limitations on Restricted Payments............................  56
       9.11 Sale and Leaseback............................................  56
       9.12 Licenses, Etc.................................................  56
       9.13 Other Limitations.............................................  56
       9.14 Corporate Changes.............................................  57

 ARTICLE X  EVENTS OF DEFAULT AND REMEDIES ...............................  57
       10.1 Events of Default.............................................  57
       10.2 Remedies......................................................  58

 ARTICLE XI  TERMINATION .................................................  59

 ARTICLE XII  THE AGENT ..................................................  60
       12.1 Appointment of Agent..........................................  60
       12.2 Nature of Duties of Agent.....................................  60
       12.3 Lack of Reliance on Agent.....................................  60
       12.4 Certain Rights of the Agent...................................  61
       12.5 Reliance by Agent.............................................  61
       12.6 Indemnification of Agent......................................  61
       12.7 The Agent in its Individual Capacity..........................  62
       12.8 Holders of Revolving Notes....................................  62
       12.9 Successor Agent...............................................  62
       12.10 Actions with Respect to Defaults.............................  63
       12.11 Delivery of Information......................................  63

       12.12 Co-Agent...................................................... 63

 ARTICLE XIII  MISCELLANEOUS............................................... 63
       13.1 Waivers........................................................ 64
       13.2 JURY TRIAL..................................................... 64
       13.3 GOVERNING LAW.................................................. 64
       13.4 Arbitration; Consent to Jurisdiction and Service of Process.... 64
       13.5 Notices........................................................ 65
       13.6 Assignability.................................................. 66
       13.7 Information.................................................... 68
       13.8 Payment of Expenses; Indemnification........................... 69
       13.9 Entire Agreement, Successors and Assigns....................... 70
       13.10 Amendments, Etc............................................... 70
       13.11 Nonliability of Agent and Lenders............................. 71
       13.12 Independent Nature of Lenders' Rights......................... 71
       13.13 Counterparts.................................................. 71
       13.14 Effectiveness................................................. 71
       13.15 Severability.................................................. 71
       13.16 Headings Descriptive.......................................... 71
       13.17 Maximum Rate.................................................. 71
       13.18 Right of Setoff............................................... 72
       13.19 Concerning Joint and Several Liability of the Borrowers....... 72
       13.20 Power of Attorney............................................. 75
       13.21 DAMAGES....................................................... 75

                             EXHIBITS AND SCHEDULES

                                    EXHIBITS


Exhibit A       Form of Assignment and Acceptance
Exhibit B       Form of Officer's Compliance Certificate
Exhibit C       Form of Revolving Note
Exhibit D       Form of Notice of Borrowing
Exhibit E       [reserved]
Exhibit F       Form of Notice of Account Designation
Exhibit G       Form of Notice of Extension/Conversion
Exhibit H       Form of Borrower Joinder Agreement



                                  SCHEDULES


Schedule 1.1A   Lenders and Commitments
Schedule 1.1B   Excluded Contingent Obligations
Schedule 6.2    Subsidiaries
Schedule 6.8    Environmental Disclosures
Schedule 6.12   Employee Relations
Schedule 6.16   Existing Indebtedness and Liens
Schedule 6.17   Litigation
Schedule 9.3    Investments
Schedule 9.6    Transactions with Affiliates

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT is entered into as of September 30, 1997 among PENSKE MOTORSPORTS, INC., a Delaware corporation (the "Company"), CALIFORNIA SPEEDWAY CORPORATION, a Delaware corporation, COMPETITION TIRE SOUTH, INC., a Delaware corporation, COMPETITION TIRE WEST, INC., a Michigan corporation, MICHIGAN INTERNATIONAL SPEEDWAY, INC., a Michigan corporation, MOTORSPORTS INTERNATIONAL CORP., a Pennsylvania corporation, and PENNSYLVANIA INTERNATIONAL RACEWAY, INC., a Pennsylvania corporation (collectively referred to as the "Subsidiary Borrowers" or individually referred to as a "Subsidiary Borrower") (hereinafter, the Company and the Subsidiary Borrowers collectively referred to as the "Borrowers" or individually referred to as a "Borrower"), each of those financial institutions identified as Lenders on Schedule 1.1A hereto (together with each of their successors and assigns, referred to individually as a "Lender" and, collectively, as the "Lenders"), and FIRST UNION NATIONAL BANK ("FUNB"), acting in the manner and to the extent described in Article XII hereof (in such capacity, the "Agent") and NATIONSBANK, N.A., as Co-Agent (in such capacity, the "Co-Agent").

                            W I T N E S S E T H:

     WHEREAS, the Borrowers wish to obtain a revolving credit facility to finance capital expenditures, to refinance existing debt and to provide financing for permitted acquisitions; and

     WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to make loans and advances to the Borrowers;

     NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS.


        1.1  GENERAL DEFINITIONS.

As used herein, the following terms shall have the meanings herein specified:

     "Affiliate" shall mean any entity which directly or indirectly controls, is controlled by, or is under common control with, any Borrower or any Subsidiary. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

     "Agent" shall mean FUNB as provided in the preamble to this Credit Agreement or any successor to FUNB.

     "Agent's Fees" shall mean the fees payable by the Borrowers to the Agent as described in the Fee Letter.

     "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Percentage" shall mean for LIBOR Loans, Letters of Credit, Base Rate Loans and Unused Fees, the appropriate applicable percentages corresponding to the Consolidated Leverage Ratio in effect as of the most recent Calculation Date as shown below:


-----------------------------------------------------------------------------------------------
Tier Levels  Consolidated Leverage   Applicable            Applicable            Applicable
                  Ratio              Percentage for        Percentage for Base   Percentage for
                                     LIBOR Loans and       Rate Loans            Unused Fee
                                     Letters of Credit
--------------------------------------------------------------------------------------------
     I       Greater than or equal     1.25%                   0%                   .25%
             to 3.50 to 1.00
--------------------------------------------------------------------------------------------
    II       Greater than or equal     1.00%                   0%                  .225%
             to 3.00 to 1.00 but
             less than 3.50 to
             1.00
--------------------------------------------------------------------------------------------
    III      Greater than or equal      .75%                   0%                  .175%
             to 2.00 to 1.00 but
             less than 3.00 to
             1.00
--------------------------------------------------------------------------------------------
    IV       Less than 2.00 to 1.00     .50%                   0%                   .15%
--------------------------------------------------------------------------------------------

The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date on which the Agent receives the quarterly officer's certificate provided by the Company in accordance with the provisions of Section 7.2; provided, however, that (i) the initial Applicable Percentages shall be based on Tier Level IV (as shown above) and shall remain at Tier Level IV until the first Calculation Date subsequent to the Closing Date, and, thereafter, the Tier Level shall be determined by the then current Consolidated Leverage Ratio; provided, further, that if the Company issues Subordinated Debt in an amount of $100,000,000 or more upon terms and conditions reasonably acceptable to the Required Lenders, then the Applicable Percentages for LIBOR Loans with respect to Tier Levels I, II and III shall be reduced by .125% respectively, and (ii) if the Company fails to provide the officer's certificate to the Agent for any fiscal quarter as required by and within the time limits set forth in Section 7.2, the Applicable Percentages from the applicable date of such failure shall be based on Tier Level I until five Business Days after an appropriate officer's certificate is provided, whereupon the Tier Level shall be determined by the then current Consolidated Leverage Ratio. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by an assigning Lender and an assignee Lender, accepted by the Agent, in accordance with Section 13.6(f), in the form attached hereto as Exhibit A.

     "Base Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (i) the Federal Funds Rate in effect on such day plus 1/2 of 1% or
(ii) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

     "Base Rate Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Base Rate.

     "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower, any Subsidiary or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "Borrower" and "Borrowers" shall have the meaning given such terms in the preamble of this Credit Agreement.

     "Business Day" shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided that in the case of LIBOR Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

     "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest in the nature of equity or participation therein that confers on a

Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits or certificates of deposit of any commercial bank incorporated under the laws of the United States or any state thereof, of recognized standing having capital and unimpaired surplus in excess of $1,000,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent thereof by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") ,or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. (any such bank, an "Approved Bank"), with such deposits or certificates having maturities of not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any Approved Bank, (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition, and (v) investments in money market funds that are registered under the Investment Company Act of 1940, which have net assets of at least $1,000,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above. All such Cash Equivalents must be denominated solely for payment in U.S. Dollars.

     "Change of Control" shall mean (i) any "person" or "group" of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control after the Closing Date on a fully diluted basis, in one or more series of transactions, of more than thirty percent (30%) of the Capital Stock and thirty percent (30%) of the voting power of the Company entitled to vote in the election of members of the board of directors of the Company at any time that Holdings shall own less than a majority of the Capital Stock and the voting power of the Company entitled to vote in the election of members of the board of directors of the Company, (ii) individuals who at the beginning of any period of two (2) consecutive calendar years constituted the board of directors of the Company (together with any new directors whose election by the board of directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the members of the board of directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the members of the board of directors of the Company then in office, (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any such "person" (other than to the Company or a Wholly-Owned Subsidiary), (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation with or into the Company with the effect that immediately after such transaction any "person" or "group" of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors, or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.

     "Closing" shall mean the consummation of the making of the initial loan or advance by the Lenders to the Borrowers under this Credit Agreement.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

     "Commitment" of any Lender shall mean the Revolving Credit Commitment of such Lender.

     "Consolidated or consolidated" with reference to any term defined herein, shall mean that term as applied to the accounts of the Company and all Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated Capital Expenditures" shall mean, for any applicable period of computation, an amount equal to the consolidated aggregate expenditures of the Company and its Subsidiaries during such fiscal period for the acquisition (including the acquisition by Capital Lease) or improvement of capital assets, as determined in accordance with GAAP.

     "Consolidated Capitalization" shall mean, for any applicable period of computation, the sum of Consolidated Tangible Net Worth plus Consolidated Funded Debt minus loans and advances outstanding to officers, directors and employees, for the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

     "Consolidated EBITDA" shall mean, for any applicable period of computation, the sum of (i) Consolidated Net Income for such period, but excluding therefrom all extraordinary non-recurring items of income or loss, plus (ii) the aggregate amount of depreciation and amortization charges made in calculating Consolidated Net Income for such period, plus (iii) aggregate Consolidated Interest Expense for such period, plus (iv) the aggregate amount of all income taxes reflected on the consolidated statements of income of the Company and its Subsidiaries for such period.

     "Consolidated Funded Debt" shall mean, for any applicable period of computation, all Funded Debt of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

     "Consolidated Interest Coverage Ratio" shall mean, as of the last day of each fiscal quarter of the Company, the ratio of Consolidated EBITDA (computed for the four fiscal quarters then ending) to Consolidated Interest Expense (computed for the four fiscal quarters then ending).

     "Consolidated Interest Expense" shall mean, for any applicable period of computation, interest expense on Consolidated Funded Debt of the Company and its Subsidiaries for such period, as determined in accordance with GAAP.

     "Consolidated Leverage Ratio" shall mean, as of the last day of each fiscal quarter of the Company, the ratio of Consolidated Funded Debt (computed as of the last day of such fiscal quarter) to Consolidated EBITDA (computed for the four fiscal quarterly periods then ending).

     "Consolidated Net Income" shall mean, the consolidated net income (or net deficit) of the Company and its Subsidiaries for any period, after deduction of all expenses, taxes and other proper charges, all as determined in accordance with GAAP.

     "Consolidated Senior Debt" shall mean, Funded Debt of the Company and its Subsidiaries on a consolidated basis which is not Subordinated Debt.

     "Consolidated Senior Leverage Ratio" shall mean, as of the last day of each fiscal quarter of the Company, the ratio of Consolidated Senior Debt (computed as of the last day of such fiscal quarter) to Consolidated EBITDA (computed for the four fiscal quarterly periods then ending).

     "Consolidated Tangible Net Worth" shall mean, at any date of determination, Consolidated Total Assets (but excluding therefrom for the purposes hereof, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts due from officers and directors (other than loans, advances or other obligations not in excess of $500,000 in the aggregate outstanding at any one time), shareholders and Affiliates (other than amounts due in connection with transactions expressly permitted under the terms of Section 9.6) and any other items which would be treated as intangibles under GAAP) less the Consolidated Total Liabilities of the Company and its Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Total Assets" shall mean, at any date of determination, the total assets of the Company and its Subsidiaries at such date as set forth on a Consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

     "Consolidated Total Liabilities" shall mean, at any date of determination, the total liabilities of the Company and its Subsidiaries at such date as set forth on a Consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

     "Contingent Obligation" shall mean, at any date of determination, any obligation, contingent or otherwise, of a Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Credit Agreement" shall mean this credit agreement, dated as of the date hereof, as the same may be modified, amended, extended, restated or supplemented from time to time.

     "Credit Documents" shall mean, collectively, this Credit Agreement, the Revolving Notes, the Letters of Credit, and all other documents, agreements, instruments, opinions and certificates executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

     "Default" shall mean an event, condition or default which, with the giving of notice, the passage of time or both would be an Event of Default.

     "Defaulting Lender" shall have the meaning given to such term in Section 2.1(d)(ii).

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health, natural resources or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation, removal or remediation of Hazardous Materials or liability resulting from the release or threatened release of Hazardous Materials into the environment. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 201 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et. seq.), the Toxic substances control Act (15 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C.
Section 300f et seq.), the Federal Insecticide, Fungicide and Rodentizide Act (7 U.S.C. Section 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq., as amended), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), analogous state statutes and the rules and regulations promulgated under the foregoing, as such statutes may be amended or supplemented from time to time as well as the common law as it pertains to Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA Affiliate" shall mean any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "Eurodollar Reserve Percentage" shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBOR Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event(s) of Default" shall have the meaning provided for in Article X.

     "Excluded Taxes" shall have the meaning given to such term in Section 2.7
(a).

     "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

     "Fees" shall mean, collectively, the Upfront Fees, the Unused Fee, the Letter of Credit Fee and the Issuing Bank Fees payable hereunder.

     "First Union" shall mean First Union National Bank, having its principal office in Charlotte, North Carolina, and its successors and permitted assigns.

     "Fiscal Year" means the fiscal year of the Company and its Subsidiaries ending on December 31.

     "Foreign Lender" shall have the meaning given to such term in Section
2.7(a).

     "Funded Debt" shall mean, with respect to any Person, without duplication,
(a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i), (k), (l) and (m) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Contingent Obligations (excluding, for purposes hereof, the Contingent Obligations identified on Schedule 1.1B hereto) of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto (excluding, for purposes hereof, the Indebtedness of any such partnership or unincorporated joint venture which is not majority-owned by such Person as of the Closing Date until such time, if ever, that such entity becomes majority-owned by such Person).

     "Funding Bank" shall have the meaning given to such term in Section 4.7.

     "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health, natural resources or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation, removal or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which constitute a nuisance, a trespass or pose a health or safety hazard to persons, plants, animals or neighboring properties either currently or in the past or in the future, (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil nuclear fuel, natural gas or synthetic gas, or (g) which are materials described in clauses (a) through (f) above and are contained in or intended for containment in underground or aboveground storage tanks, whether empty, filled or partially filled with any such substances.

     "Highest Lawful Rate" shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Credit Agreement, under the laws of the State of North Carolina (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under North Carolina or such other jurisdiction's law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

     "Holdings" shall mean PSH Corp., a Delaware corporation.

     "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Contingent Obligations of any such Person (excluding, for purposes hereof, the Contingent Obligations identified on Schedule 1.1B hereto), (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Interest Rate Protection Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, prior to the Maturity Date, (l) with respect to the Borrower or any of its Subsidiaries, the principal portion of all obligations of such Person under off-balance sheet financing arrangements and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto (excluding, for purposes hereof, the Indebtedness of any such partnership or unincorporated joint venture which is not majority-owned by such Person as of the Closing Date until such time, if ever, that such entity becomes majority-owned by such person).

     "Interest Period" shall mean, as to LIBOR Loans, a period of (a) not less than seven (7) days and no more than thirty (30) days thereafter and (b) one
(1) month, two (2) months, three (3) months or six (6) months, as selected by the Borrowers, commencing on the date of the borrowing (including continuations and conversions thereof); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business

Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii)no Interest Period shall extend beyond the Maturity Date,
(iii) any Interest Period with respect to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period.

     "Interest Rate Protection Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements between any Borrower and any Lender, or any affiliate of a Lender.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all rules and regulations promulgated thereunder.

     "Investment" in any Person shall mean (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other assets used or consumed in the ordinary course of business of the applicable Borrower and Consolidated Capital Expenditures not otherwise prohibited hereunder) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such Person, (ii) any deposit (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) with, or advance, loan or other extension of credit (other than sales of inventory on credit in the ordinary course of business and payable or dischargeable in accordance with customary trade terms) to, such Person or (iii) any other capital contribution to or investment in such Person, including, without limitation, any obligation incurred for the benefit of such Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (iv) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

     "Issuing Bank" shall mean First Union.

     "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Exhibit H.

     "Issuing Bank Fees" shall have the meaning given to such term in Section 4.5(b).

     "Lender" shall have the meaning given to such term in the preamble of this Credit Agreement.

     "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

     "Letter of Credit Committed Amount" shall have the meaning given to such term in Section 3.1.

     "Letter of Credit Fee" shall have the meaning given to such term in
Section 4.5(a).

     "Letter of Credit Obligations" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Issuing Bank has not at such time been reimbursed, plus (iii) without duplication, the aggregate amount of all payments made by each Lender to the Issuing Bank with respect to such Lender's participation in Letters of Credit as provided in Section 3.3 for which the Borrowers have not at such time reimbursed the Lenders, whether by way of a Revolving Loan or otherwise.

     "Letters of Credit" shall mean all stand-by letters of credit issued by the Issuing Bank for the account of the Borrowers, and all amendments, renewals, extensions or replacements thereof.

     "LIBOR Loan" shall mean a Revolving Loan bearing interest based at a rate determined by reference to the LIBOR Rate.

     "LIBOR Rate" shall mean, for the Interest Period for each LIBOR Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:


                LIBOR Rate =      London Interbank Offered Rate
                               ----------------------------------
                                1 - Eurodollar Reserve Percentage

     "Lien(s)" shall mean any lien, claim, charge, pledge, security interest, deed of trust, mortgage, or other encumbrance.

     "Loans" shall mean the Revolving Loans, individually or collectively, as appropriate.

     "London Interbank Offered Rate" shall mean, with respect to any LIBOR Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any LIBOR Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. Notwithstanding the foregoing, for any Interest Period of not less than seven
(7) days but no more than thirty (30) days selected by the Borrowers, the London Interbank Offered Rate shall be determined on the basis of an Interest Period equal to thirty (30) days.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers, taken as a whole, (b) the Borrowers' ability to perform their respective obligations under the Credit Documents, or (c) the rights and remedies of the Lenders hereunder, in each case as determined by the Agent in its reasonable discretion.

     "Maturity Date" shall mean the fifth anniversary of the Closing Date.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six (6) years was, contributed to by any Borrower, any Subsidiary or any ERISA Affiliate or (ii) with respect to which any Borrower or any Subsidiary may incur any liability.

     "Notes" shall mean the Revolving Notes.

     "Notice of Account Designation" shall have the meaning assigned thereto in
Section 2.5.

     "Notice of Borrowing" shall have the meaning given to such term in Section 2.1(d)(i).

     "Notice of Extension/Conversion" shall have the meaning given to such term in Section 2.10.

     "Obligations" shall mean the Loans, any other loans and advances or extensions of credit made or to be made by any Lender to any Borrower, or to others for any Borrower's account in each case pursuant to the terms and provisions of this Credit Agreement, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and, including, without limitation, any reimbursement obligation or indemnity of the Borrowers on account of Letters of Credit and all other Letter of Credit Obligations, and all indebtedness, fees, liabilities and obligations which may at any time be owing by any Borrower to any Lender in each case pursuant to this Credit Agreement or any other Credit Document, whether now in existence or incurred by a Borrower from time to time hereafter, whether unsecured or secured by pledge, Lien upon or security interest in any of a Borrower's assets or property or the assets or property of any other Person, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether such Borrower is liable to such Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include any other indebtedness owing to any Lender by any Borrower under this Credit Agreement and the other Credit Documents, any Borrower's liability to any Lender pursuant to this Credit Agreement as maker or endorser of any promissory note or other instrument for the payment of money, any Borrower's liability to any Lender pursuant to this Credit Agreement or any other Credit Document under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which any Lender may make or issue to others for any such Borrower's account pursuant to this Credit Agreement, including any accommodation extended with respect to applications for Letters of Credit, and all liabilities and obligations owing from any Borrower to any Lender, or any affiliate of a Lender, arising under Interest Rate Protection Agreements entered into for the purpose of hedging interest rate risk under this Credit Agreement and the other Credit Documents.

     "Other Taxes" shall have the meaning given to such term in Section 2.7(c).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

     "Permitted Liens" shall mean:

           (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

           (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

           (c) Liens consisting of deposits or pledges made in the ordinary course of business (i) in connection with or to secure a payment of, obligations under workers' compensation, unemployment insurance or similar legislation or (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

           (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

           (e) Liens in favor of the Agent on behalf of the Lenders, if any;

           (f) Liens securing purchase money indebtedness permitted under
      Section 9.1(h) in an amount not to exceed $1,000,000 at any time outstanding; provided, that each Lien attaches only to the asset being purchased or leased and does not exceed 100% of the purchase price or fair market value of such asset at the time of acquisition;

           (g) attachment, judgment and similar Liens arising in connection with court proceedings other than any such Lien which would create an Event of Default under Sections 10.1(k); and

           (h) Liens existing as of the Closing Date and set forth on Schedule 6.16.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

     "Plan" shall mean any employee benefit plan, program or arrangement, whether oral or written, maintained or contributed to by any Borrower or any Subsidiary, or with respect to which any Borrower or any such Subsidiary may incur liability.

     "Prime Rate" shall mean the rate which First Union announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. First Union (and its affiliates) may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Reportable Event" shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder.

     "Required Lenders" shall mean, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of (i) the Revolving Credit Commitments (and participation interests therein) or (ii) if the Commitments have been terminated, the outstanding Revolving Loans and participation interests (including the participation interests of the Issuing Bank in any Letters of Credit).

     "Responsible Financial Officer" shall mean, with respect to the Company or any other Borrower, its President or CEO or its Senior Vice President responsible for financial and accounting matters.

     "Responsible Officer" shall mean, with respect to the Company or any other Borrower, any officer having the title of Senior Vice President or higher.

     "Restricted Payment" shall mean (i) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Borrower or any Subsidiary, as the case may be, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Borrower or any Subsidiary now or hereafter outstanding by such Borrower or any Subsidiary, as the case may be, except for any redemption, retirement, sinking funds or similar payment payable solely in such shares of that class of stock or in any class of stock junior to that class, (iii) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of any Borrower or any Subsidiary now or hereafter outstanding, or (iv) any payment to any Affiliate of any Borrower except to the extent expressly permitted in this Credit Agreement.

     "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 3.3.

     "Revolving Credit Commitment Percentage" shall mean, for any Lender, the percentage identified as its Revolving Credit Commitment Percentage on Schedule 1.1A, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 13.6.

     "Revolving Credit Committed Amount" shall mean the aggregate revolving credit line extended by the Lenders to the Borrowers for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in an amount up to $100,000,000, as such revolving credit line may be reduced from time to time in accordance with Sections 2.3(c) and 2.3(d).

     "Revolving Loans" shall have the meaning given to such term in Section 2.1(b) and shall include Base Rate Loans and LIBOR Loans.

     "Revolving Notes" shall have the meaning given to such term in Section 2.1(c).

     "Subordinated Debt" shall mean unsecured Indebtedness incurred by the Company, which, in each case, is expressly subordinated and made junior to the payment and performance in full of the Obligations and contains terms and conditions satisfactory to the Required Lenders.

     "Subsidiary" shall mean, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% interest in the total capital, total income and/or total ownership interests of such entity at any time and (c) any partnership in which such Person is a general partner.

     "Subsidiary Borrower" and "Subsidiary Borrowers" shall have the meaning given such terms in the preamble of this Credit Agreement.

     "Taxes" shall mean any federal, state, local or foreign income, sales, use, transfer, payroll, personal, property, occupancy, franchise or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any interest or penalties thereon.

     "Unused Fee" shall mean the fee required to be paid to the Agent for the benefit of the Lenders at the end of each calendar quarter as partial compensation for extending the Revolving Credit Commitment Amount to the Borrowers, and shall be determined by multiplying (a) the positive difference, if any, between (i) the Revolving Credit Commitment Amount in effect at such time and (ii) the average daily Revolving Loans of the Borrowers and the Letter of Credit Obligations outstanding during such calendar quarter by (b) the Applicable Percentage then in effect for the number of days in said calendar quarter.

     "Unused Fee Calculation Period" shall have the meaning given to such term in Section 4.3.

     "Unused Revolving Credit Committed Amount" shall mean, for any period, the amount by which (a) the then applicable Revolving Credit Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate principal amount of all Letter of Credit Obligations.

     "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary in which all of the shares of capital stock or other ownership interests are owned or controlled, directly or indirectly, by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

     1.2 ACCOUNTING TERMS AND DETERMINATIONS

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at December 31, 1996); provided, however, if (a) the Company shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Company to the Lenders as to which no such objection shall have been made.

     1.3 OTHER DEFINITIONAL TERMS.

     Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect in the State of North Carolina (the "Code") shall have the meanings given them in the Code. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to the Credit Agreement as a whole and not to any particular provision of this Credit Agreement, unless otherwise specifically provided. References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.
"Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any times herein shall refer to Eastern Standard time or, if then in effect, Eastern Daylight time.

                                   ARTICLE II

                                     LOANS

     2.1 REVOLVING LOANS.

     (a) Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each of the Lenders severally agrees to lend to the Borrowers at any time or from time to time on or after the Closing Date and before the Maturity Date, such Lender's Revolving Credit Commitment Percentage of the Revolving Loans as may be requested or deemed requested by the Borrowers.

      (b) Loans.

           (i) The Lenders agree, subject to the terms and conditions of this Credit Agreement, from time to time, to make loans and advances to the Borrowers hereunder on a revolving basis. Such loans and advances to the Borrowers (each, a "Revolving Loan"; and collectively, the "Revolving Loans") shall not in the aggregate exceed the Revolving Credit Committed Amount then in effect minus Letter of Credit Obligations outstanding.

           (ii) No Lender shall be obligated at any time to make available to the Borrowers its Revolving Credit Commitment Percentage of any requested Revolving Loan if such amount plus its Revolving Credit Commitment Percentage of all Revolving Loans and its Revolving Credit Commitment Percentage of all Letter of Credit Obligations then outstanding would exceed such Lender's Revolving Credit Commitment at such time. The aggregate balance of Revolving Loans and the aggregate amount of all Letter of Credit Obligations outstanding shall not at any time exceed the Revolving Credit Committed Amount.

     (c) Revolving Notes. The obligations to repay the Revolving Loans and to pay interest thereon shall be evidenced by a separate promissory note of the Borrowers for each Lender in substantially the form of Exhibit C attached hereto (the "Revolving Notes"), with appropriate insertions, one Revolving Note being payable to the order of each Lender in a principal amount equal to such Lender's Revolving Credit Commitment and representing the obligations of the Borrowers to pay such Lender the amount of such Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender hereunder, plus interest accrued thereon, as set forth herein. The Borrowers irrevocably authorize each Lender to make or cause to be made appropriate notations on its Revolving Note, or on a record pertaining thereto, reflecting Revolving Loans and repayments thereof. The outstanding amount of the Revolving Loans set forth on such Lender's Revolving Note or record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Revolving Note to make payments of principal of or interest on any Revolving Note when due.

      (d)  Borrowings under Revolving Notes.

           (i) Each request for borrowings hereunder shall be made by notice in the form attached hereto as Exhibit D from the Company on behalf of the Borrowers to the Agent (the "Notice of Borrowing"), given not later than 11:00 a.m. (A) on the Business Day on which the proposed borrowing is requested to be made for Revolving Loans that will be Base Rate Loans and
      (B) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be LIBOR Loans; provided, however, that no LIBOR Loans shall be available to the Borrowers until the third Business Day after the Closing Date. Each Notice of Borrowing shall be given by either telephone, telecopy, telex or cable, and, if requested by the Agent, confirmed in writing if by telephone, setting forth (1) the requested date of such borrowing, (2) the aggregate amount of such requested borrowing, (3) whether such Revolving Loans will be Base Rate Loans or the LIBOR Loans, and if appropriate, the applicable Interest Period and (4) certification by the Company on behalf of the Borrowers that they have complied in all respects with Section 5, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder. Each Notice of Borrowing shall be irrevocable by and binding on the Borrowers. Each Base Rate Loan shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Credit Committed Amount, if less). Each LIBOR Loan shall be in a minimum principal amount of $3,000,000 and integral multiples of $1,000,000 in excess thereof; provided that no more than five (5) LIBOR Loans shall be outstanding hereunder at any one time. Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

           The Agent shall give to each Lender prompt notice (but in no event later than 2:00 p.m. on the date of the Agent's receipt of notice from the Borrowers) of each Notice of Borrowing by telecopy, telex or cable (other than any Notice of Borrowing which will be funded by the Agent in accordance with subsection (d)(ii) below). No later than 3:00 p.m. on the date on which a borrowing is requested to be made pursuant to the applicable Notice of Borrowing, each Lender will make available to the Agent at the address of the Agent set forth on the signature pages hereto, in immediately available funds, its Revolving Credit Commitment Percentage of such borrowing requested to be made. Unless the Agent shall have been notified by any Lender prior to the date of borrowing that such Lender does not intend to make available to the Agent its portion of the borrowing to be made on such date, the Agent may assume that such Lender will make such amount available to the Agent on such date of borrowing and the Agent may, in reliance upon such assumption, make available the amount of the borrowing to be provided by such Lender. Upon fulfillment of the conditions set forth in Section 5 for such borrowing, the Agent will make such funds available to the Borrowers at the account specified by the Borrowers in such Notice of Borrowing.

           (ii) If the amounts described in subsection (d)(i) of this Section
      2.1 are not in fact made available to the Agent by a Lender (such Lender being hereinafter referred to as a

      "Defaulting Lender") and the Agent has made such amount available to the Borrowers, the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers and the Borrowers shall immediately (but in no event later than five Business Days after such demand) pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Defaulting Lender and the Borrowers, (A) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to either (1) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (2) if paid by the Borrowers, the then applicable rate of interest, calculated in accordance with Section 4.1, plus (B) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrowers to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrowers under clause (B) above on account of such Defaulting Lender's default.

           (iii) The failure of any Lender to make the Revolving Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any borrowing.

           (iv) Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Article IV, on outstanding Revolving Loans which it has funded to the Agent from the date such Lender funded such Revolving Loan to, but excluding, the date on which such Lender is repaid with respect to such Revolving Loan.

           (v) Notwithstanding the obligation of the Borrowers to send written confirmation of a Notice of Borrowing made by telephone if and when requested by the Agent, in the event that the Agent agrees to accept a Notice of Borrowing made by telephone, such telephonic Notice of Borrowing shall be binding on the Borrowers whether or not written confirmation is sent by the Borrowers or requested by the Agent. The Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by the Agent in good faith to be from a Borrower or its agents. The Agent's records of the terms of any telephonic Notices of Borrowing shall be conclusive on the Borrowers in the absence of gross negligence or willful misconduct on the part of the Agent in connection therewith.

     2.2 [INTENTIONALLY OMITTED].

     2.3 OPTIONAL AND MANDATORY PREPAYMENTS; REDUCTION OF COMMITMENTS.

     (a) The aggregate balance of Revolving Loans and Letter of Credit Obligations outstanding at any time in excess of the Revolving Credit Committed Amount shall be immediately due and payable without the necessity of any notice or demand.

     (b) The Borrowers shall have the right to prepay the Revolving Loans in whole or in part from time to time on any Business Day without premium or penalty; provided, however, that (i) Revolving Loans that are LIBOR Loans may only be prepaid on three Business Days' prior written notice to the Agent received prior to 11:00 A.M. specifying the applicable Revolving Loans to be prepaid; (ii) any prepayment of Revolving Loans that are LIBOR Loans will be subject to Section 4.10; (iii) each such partial prepayment of Revolving Loans shall be (A) in the case of Revolving Loans that are LIBOR Loans, in a minimum principal amount of $3,000,000 and in integral multiples of $1,000,000 in excess thereof and (B) in the case of Revolving Loans that are Base Rate Loans, prepayments may be made on the same Business Day if notice shall have been received prior to 11:00 A.M. and shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof. Subject to the foregoing terms, amounts prepaid hereunder shall be applied as the Borrowers may elect; provided that if the Borrowers shall fail to specify application of a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans and then to LIBOR Loans in direct order of Interest Period maturities.

     (c) On the Maturity Date, the Revolving Credit Commitment of each Lender shall automatically reduce to zero and may not be reinstated and all of the Revolving Loans and unreimbursed Letter of Credit Obligations shall be due and payable.

     (d) The Company may permanently reduce the Revolving Credit Committed Amount, in whole or in part, at any time and from time to time upon five (5) Business Days' prior written notice to the Agent; provided that each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 2.3(d).

     (e) General. The Borrowers shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 4.3, on the date of each termination or reduction of the Revolving Credit Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Credit Committed Amount so terminated or reduced.

     2.4 PAYMENTS AND COMPUTATIONS.

     (a) The Borrowers shall make each payment hereunder and under the Revolving Notes not later than 2:00 p.m. on the day when due. Payments made by the Borrowers shall be in U.S. Dollars to the Agent at its address referred to in Section 13.5 in immediately available funds. Payments made with respect to the Revolving Loans shall be applied to repay Revolving Loans consisting of Base Rate Loans first and then Revolving Loans consisting of LIBOR Loans.

As soon as practicable after the Agent receives payment from the Borrowers, the Agent will cause to be distributed like funds relating to the payment of principal, interest, or Fees (other than amounts payable to the Agent to reimburse the Agent and the Issuing Bank for fees and expenses payable solely to them pursuant to Article IV) or expenses payable to the Agent and the Lenders in accordance with Section 13.8, ratably to the Lenders, and like funds relating to the payment of any other amounts payable to such Lender, in each case to be distributed and applied in accordance with the terms of Section 2.9.

     (b) Except as otherwise provided herein with respect to LIBOR Loans, any payments falling due under this Credit Agreement on a day other than a Business Day shall be due and payable on the next succeeding Business Day and shall accrue interest at the applicable interest rate provided for in this Credit Agreement to but excluding such Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate.

     2.5 MAINTENANCE OF ACCOUNT.

     The Borrowers hereby irrevocably authorize the Agent to disburse proceeds of each borrowing requested hereunder to the deposit account of the Borrowers' identified on the most recent Notice of Account Designation substantially in the form of Exhibit F hereto (a "Notice of Account Designation") delivered by the Company to the Agent or as may be agreed upon by the Company and the Agent from time to time.

     2.6 STATEMENT OF ACCOUNT

     After the end of each calendar quarter the Agent shall send the Borrowers a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lenders and the Borrowers during that month.

     2.7 TAXES.

     (a) Any and all payments by the Borrowers hereunder or under the Revolving Notes to or for the benefit of any Lender shall be made, in accordance with
Section 2.4, free and clear of and without deduction for any and all present or future Taxes, deductions, charges or withholdings and all liabilities with respect thereto, excluding, in the case of each such Lender and the Agent, Taxes imposed on or measured by the Agent's or any Lender's net income or receipts (any such excluded Taxes, collectively, "Excluded Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Note to or for the benefit of any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.7) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such

Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that such Borrower shall be under no obligation to increase the sum payable to any Lender not organized under the laws of the United States or a state thereof (a "Foreign Lender") by an amount equal to the amount of the United States tax required to be withheld under United States law from the sums paid to such Foreign Lender, if such withholding is caused by the failure of such Foreign Lender to be engaged in the active conduct of a trade or business in the United States or all amounts of interest and fees to be paid to such Foreign Lender hereunder are not effectively connected with such trade or business within the meaning of United States Treasury Regulation 1.1441-4(a).

     (b) Each Foreign Lender agrees that it will deliver to the Borrowers and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form(s), as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form(s). Each such Lender also agrees to deliver to the Borrowers and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent.
Such Lender shall certify (A) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes and (B) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

     (c) In addition, the Borrowers agree to pay any present or future stamp, documentary, privilege, intangible or similar taxes or any other excise or property taxes, charges or similar levies that arise at any time or from time to time (other than Excluded Taxes) (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of any Lender under any Credit Documents to any other Lender or Lenders or (iii) from the execution or delivery by any Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to, any and all Credit Documents (hereinafter referred to as "Other Taxes").

     (d) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.7), subject to (i) the exclusion set out in the first sentence of Section 2.7(a),
(ii) the provisions of Section 2.7(b), and (iii) the provisions of the proviso set forth in Section 2.7(a), and will indemnify each Lender and the Agent for the full amount of Other Taxes (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.7) paid by such Lender or the Agent (on its own behalf or on behalf of any Lender), as the case may be, in respect of payments made or to be made hereunder, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment of this indemnification shall be made within 30 days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

     (e) Within 30 days after the date of any payment of Taxes or Other Taxes, the applicable Borrower shall furnish to the Agent, at its address referred to in Section 13.5, the original or certified copy of a receipt evidencing payment thereof.

     (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.7 shall survive the payment in full of all Obligations hereunder and under the Revolving Notes.

     2.8 SHARING OF PAYMENTS.

     If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Revolving Loans made by it or its participation in Letters of Credit in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share such excess payment with all Lenders in accordance with their respective ratable shares as provided for in this Credit Agreement; provided, however, that if all or any portion of such excess is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.8 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

     2.9 PRO RATA TREATMENT.

     Each Revolving Loan, each payment or prepayment of principal of any Revolving Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans, each payment of the Unused Fee, each payment of the Letter of Credit Fee, each reduction of the Revolving Credit Commitment and each conversion or extension of any Revolving Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans and their participation interests in the Letters of Credit; provided, however, that the foregoing fees payable hereunder to the Lenders shall be allocated to each Lender based on such Lender's Revolving Credit Commitment Percentage.

     2.10 EXTENSIONS AND CONVERSIONS.

     Subject to the terms of Article V, the Borrowers shall have the option, on any Business Day, to extend existing LIBOR Loans into a subsequent permissible Interest Period, to convert Base Rate Loans into LIBOR Loans, or to convert LIBOR Loans into Base Rate Loans; provided, however, that (i) except as provided in Section 4.10, LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) LIBOR Loans may be extended, and Base Rate Loans may be converted into LIBOR Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Revolving Loans extended as, or converted into, LIBOR Loans shall be subject to the terms of the definition of "Interest Period" and shall be in such minimum amounts as provided in Section 2.1(d)(i), and (iv) no more than five (5) separate LIBOR Loans shall be outstanding hereunder at any time. Each such extension or conversion shall be effected by the Company, on behalf of the Borrowers, by giving a written notice in the form of Exhibit G hereto (a "Notice of Extension/Conversion") (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. on the Business Day of, in the case of the conversion of a LIBOR Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a LIBOR Loan as, or conversion of a Base Rate Loan into, a LIBOR Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Revolving Loans to be so extended or converted, the types of Revolving Loans into which such Revolving Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrowers of the matters specified in Article V. In the event the Borrowers fail to request extension or conversion of any LIBOR Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Revolving Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Revolving Loan.


                                   ARTICLE III

                               LETTERS OF CREDIT

     3.1 ISSUANCE.

     Subject to the terms and conditions hereof and of the Letter of Credit Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the Lenders will participate in the issuance by the Issuing Bank from time to time of such Letters of Credit in Dollars from the Closing Date until the Maturity Date as the Borrowers may request, in a form acceptable to the Issuing Bank; provided, however, that (a) the Letter of Credit Obligations outstanding shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the "Letter of Credit Committed Amount") and (b) the sum of the aggregate principal amount of outstanding Revolving Loans plus Letter of Credit Obligations outstanding shall not at any time exceed the Revolving Credit Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or
(y) as originally issued or as extended, have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

     3.2 NOTICE AND REPORTS.

     The request for the issuance of a Letter of Credit shall be submitted by the Borrowers to the Issuing Bank at least three (3) Business Days prior to the requested date of issuance. The Issuing Bank will, upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date as well as any payment or expirations which may have occurred.

     3.3 PARTICIPATION.

     Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Revolving Credit Commitment Percentage of such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, its Revolving Credit Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Bank its Revolving Credit Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Bank of an unreimbursed drawing pursuant to the provisions of Section 3.4. The obligation of each Lender to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided.

     3.4 REIMBURSEMENT.

     In the event of any drawing under any Letter of Credit, the Issuing Bank will promptly notify the Borrowers. Unless the Borrowers shall immediately notify the Issuing Bank that the Borrowers intend to otherwise reimburse the Issuing Bank for such drawing, the Borrowers shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in Section 3.5 on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrowers promise to reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a

Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrowers shall fail to reimburse the Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the sum of (i) the Applicable Percentage for Base Rate Loans and (ii) two percent (2%). The Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrowers may claim or have against the Issuing Bank, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrowers to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the Business Day such notice is received by such Lender from the Issuing Bank if such notice is received at or before 2:00 P.M. otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Bank in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrowers hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Bank, such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the Letter of Credit Obligation and in the interest thereon and in the related Letter of Credit Documents, and shall have a claim against the Borrowers with respect thereto.

     3.5 REPAYMENT WITH REVOLVING LOANS.

     On any day on which the Borrowers shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a standby Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrowers to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or LIBOR Loans to the extent the Borrower has complied with the procedures of Section 2.1(d)(i) with respect thereto) shall be immediately made to the Borrowers by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 10.2) pro rata based on the respective Revolving Credit

Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 10.2) and the proceeds thereof shall be paid directly by the Agent to the Issuing Bank for application to the respective Letter of Credit Obligations. Each such Lender hereby irrevocably agrees to make its Revolving Credit Commitment Percentage of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder,
(ii) whether any conditions specified in Article V are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a bankruptcy or insolvency proceeding with respect to any Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Issuing Bank such participation in the outstanding Letter of Credit Obligations as shall be necessary to cause each such Lender to share in such Letter of Credit Obligations ratably (based upon the respective Revolving Credit Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 10.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Bank, to the extent not paid to the Issuing Bank by the Borrowers in accordance with the terms of
Section 3.4, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

     3.6 RENEWAL, EXTENSION.

     The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

     3.7 UNIFORM CUSTOMS AND PRACTICES.

     The Issuing Bank may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

     3.8 INDEMNIFICATION; NATURE OF ISSUING BANK'S DUTIES.

     (a) In addition to its other obligations under this Article III, the Borrowers hereby agree to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

     (b) As between the Borrowers and the Issuing Bank, the Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (iv) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (v) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.

     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to any Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers, including, without limitation, any and all Government Acts. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.

     (d) Nothing in this Section 3.8 is intended to limit the reimbursement obligations of the Borrower contained in Section 3.4 above. The obligations of the Borrowers under this Section 3.8 shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Credit Agreement.

     (e) Notwithstanding anything to the contrary contained in this Section 3.8, the Borrowers shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank (i) arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (ii) caused by the Issuing Bank's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

     3.9 RESPONSIBILITY OF ISSUING BANK.

     It is expressly understood and agreed that the obligations of the Issuing Bank hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Bank shall be entitled to assume that the conditions precedent set forth in Article V have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Article III shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this
Article III in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

     3.10 CONFLICT WITH LETTER OF CREDIT DOCUMENTS.

     In the event of any conflict between this Credit Agreement and any Letter of Credit Document (including any letter of credit application), this Credit Agreement shall control.


                                   ARTICLE IV


                               INTEREST AND FEES

     4.1 INTEREST ON LOANS.

     Subject to the provisions of Section 4.2, interest on the Revolving Loans shall be payable (a) for Base Rate Loans, quarterly in arrears as of the end of each calendar quarter and the interest rate shall be equal to the Base Rate plus the Applicable Percentage on the average balances of the Base Rate Loans owing to the Lenders in the Borrowers' Revolving Loan accounts at the close of business for each day during each calendar quarter and (b) for LIBOR Loans, on the last day of the applicable Interest Period (and with respect to any LIBOR Loan with an Interest Period of 6 months, on the date 3 months after the making of such LIBOR Loan and on the last day of the applicable Interest Period) and the interest rate shall be equal to the LIBOR Rate plus the Applicable Percentage on the outstanding amount of each such LIBOR Loan. In the event of any change in the Base Rate, the rate hereunder shall change, effective as of the day the Base Rate changes. The interest rates hereunder for Loans shall be calculated based on a 360 day year for the actual number of days elapsed except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate.

     4.2 INTEREST AFTER EVENT OF DEFAULT.

     Interest on any amount of matured principal under the Revolving Loans, and interest on the amount of principal under the Revolving Loans outstanding as of the date an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (a) all Obligations have been paid and satisfied in full or (b) such Event of Default shall have been cured or waived, shall be payable on demand at a rate equal to the rate at which the Revolving Loans are then bearing interest pursuant to Section 4.1 above, plus two percent (2%). In the event of any change in said applicable interest rate, the rate hereunder shall change, effective as of the day the applicable interest rate changes, so as to remain two percent (2%) above the then applicable interest rate. Interest shall be payable on any other amount due hereunder and shall accrue at the Base Rate, plus two percent (2%) from the date due until paid in full. The rates hereunder shall be calculated based on a 360 day year for the actual number of days elapsed except with respect to computation of interest at the Base Rate which (unless the Base Rate is determined by reference to the Federal Funds
Rate) shall be calculated based on a year of 365 or 366 days, as appropriate.

     4.3 UNUSED FEE.

     In consideration of the Revolving Commitments of the Lenders hereunder, the Borrowers agree to pay to the Agent for the account of each Lender a fee (the "Unused Fee") on the Unused Revolving Credit Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Revolving Credit Committed Amount is reduced as provided in Section 2.3 and the Maturity
Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

     4.4 UPFRONT FEES.

     The Borrowers agree to pay to the Agent, for the pro rata benefit of the Lenders, in immediately available funds on or before the Closing Date an upfront fee (the "Upfront Fee") equal to $50,000.

     4.5 LETTER OF CREDIT FEES.

     (a) Letter of Credit Fee. With respect to outstanding Letters of Credit hereunder, the Borrowers promise to pay to the Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's Revolving Credit Commitment of the average daily maximum amount available to be drawn under each such outstanding Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage for LIBOR Loans. The Letter of Credit Fee will be payable quarterly in arrears on the last day of each calendar quarter.

     (b) Issuing Bank Fees. In addition to the Letter of Credit Fee payable pursuant to clause (a) above, the Borrowers promise to pay to the Issuing Bank for its own account without sharing by the other Lenders the letter of credit fronting and negotiation fees and the customary charges from time to time of the Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Bank Fees") equal to one-eighth of one percent (1/8%) of the amount of each such Letter of Credit. The Issuing Bank Fees will be payable quarterly in arrears on the last day of each calendar quarter.

     4.6 [INTENTIONALLY OMITTED].


     4.7 INDEMNIFICATION IN CERTAIN EVENTS.

     If after the Closing Date, either (a) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to FUNB or any other banking or financial institution from whom any of the Lenders borrow funds or obtain credit (a "Funding Bank") or any of the Lenders, or (b) a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other governmental authority or (c) a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lenders' policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses
(a), (b) or (c) is or results in an increase in the cost to any of the Lenders of funding or maintaining the Revolving Credit Committed Amount, the Revolving Loans or the Letters of Credit, then the Borrowers shall from time to time upon demand by the Agent, pay to the Agent additional amounts sufficient to indemnify the Lenders against such increased cost. A certificate as to the amount of such increased cost shall be submitted to the Borrowers by the Agent and shall be conclusive and binding absent manifest error.

     4.8 INABILITY TO DETERMINE INTEREST RATE.

     If prior to the first day of any Interest Period, (a) the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, (b) the Agent has received notice from the Required Lenders that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their LIBOR Loans during such Interest Period, or (c) Dollar deposits in the principal amounts of the LIBOR Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrowers when such conditions no longer exist. If such notice is given (i) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Revolving Loans that were to have been converted on the first day of such Interest Period to or continued as LIBOR Loans shall be converted to or continued as Base Rate Loans and (iii) each outstanding LIBOR Loan shall be converted, on the last day of the then-current Interest Period thereof, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Base Rate Loans to LIBOR Loans.

     4.9 ILLEGALITY.

     Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other governmental authority or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrowers and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert a Base Rate Loan to LIBOR Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain LIBOR Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a LIBOR Loan is requested and (c) such Lender's Revolving Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Revolving Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.10.

     4.10 FUNDING INDEMNITY.

     The Borrowers, jointly and severally, promise to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or extension of LIBOR Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrowers in making any prepayment of a LIBOR Loan after the Borrowers have given a notice thereof in accordance with the provisions of this Credit Agreement, and (c) the making of a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Revolving Loans that are LIBOR Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such LIBOR Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market.
This covenant shall survive the termination of this Credit Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

     The obligation of the Lenders to make any Revolving Loan or of the Issuing Bank to issue any Letter of Credit hereunder is subject to the satisfaction of, or waiver of, prior to or concurrently with the making of such Revolving Loan or issuance of such Letter of Credit the following conditions precedent:

     5.1 CLOSING CONDITIONS.

     (a) Executed Loan Documents. This Credit Agreement, the Notes and each other Credit Document shall have been duly authorized and executed by the parties thereto, shall be in full force and effect and the Borrowers shall have delivered original counterparts thereof to the Agent.

     (b) Closing Certificates; etc.

           (i) Officer's Certificate of the Borrowers. The Agent shall have received a certificate from a Responsible Financial Officer of the Company, on behalf of each Borrower, in form and substance satisfactory to the Lenders, to the effect that (i) to the best of his knowledge, all representations and warranties of the Borrowers contained in this Credit Agreement and the other Credit Documents are true, correct and complete;
      (ii) the Borrowers are not in violation of any of the covenants contained in this Credit Agreement and the other Credit Documents; (iii) after giving effect to the transactions contemplated by this Credit Agreement, no Default or Event of Default has occurred and is continuing; and (iv) that the Borrowers have satisfied each of the closing conditions described herein.

           (ii) Certificate of Secretary or Assistant Secretary of the Borrowers. The Agent shall have received a certificate of the secretary or an assistant secretary of each Borrower certifying that attached thereto is a true and complete copy of the charter documents of such Borrower, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of such Borrower, as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Credit Agreement and the other Credit Documents and, as to the incumbency and genuineness of the signature of each officer of such Borrower executing the Credit Documents to which it is a party.

           (iii) Certificates of Good Standing and Tax Clearance. The Agent shall have received long-form certificates as of a recent date of the good standing of each Borrower under the laws of its respective jurisdiction of organization and qualification and, to the extent customarily provided by such taxing authorities and to the extent reasonably available, a certificate of the relevant taxing authority of its jurisdiction of organization certifying that such Person has filed required tax returns and owes no delinquent taxes.

           (iv) Opinions of Counsel. The Agent shall have received favorable opinions of counsel to the Borrowers addressed to the Lenders with respect to the Borrowers, the Credit Documents and such other matters as the Lenders shall request.

      (c) Consents; No Adverse Claim.

           (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Credit Agreement and the other Credit Documents shall have been obtained.

           (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Credit Agreement or the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Lenders' reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Credit Agreement and the other Credit Documents.

           (iii) No Material Adverse Change. Since December 31, 1996, there shall not have occurred any material adverse change in the business condition (financial or otherwise) and operations or properties of the Borrowers, taken as a whole, or any event, condition or state of facts that will or could be reasonably expected to have a Material Adverse Effect.

           (iv) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

      (d)  Financial Matters.

           (i) Financial Statements. The Lenders shall have received the most recent annual audited and interim unaudited Consolidated financial statements of the Company and its Subsidiaries or, in the event no such financial statements are available, such other financial information as shall be acceptable to the Lenders in their sole discretion.

           (ii) Payment at Closing. There shall have been paid by the Borrowers to the Agent, on behalf of the Lenders, the fees, set forth or referenced in Section 4.4 (to the extent required to be paid on or prior to the Closing Date) and any other accrued and unpaid fees due hereunder (including, without limitation, legal fees and expenses) .

      (e) Syndication. Completion of the syndication of the credit facility in an amount not less than $80,000,000.

      (f) Due Diligence. Completion by the Agent to its satisfaction of its business, financial, legal, and accounting due diligence review of the Borrowers.

      (g) Miscellaneous. All documents, opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Lenders.

      5.2 CONDITIONS TO ALL LOANS.

      The obligations of the Lenders to make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

      (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such date (except to the extent such representations and warranties are expressly made as of a specified date, in which event such representations and warranties shall be true and correct in all material respects as of such specified date).

      (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.

      (c) Material Adverse Change.

           (i) No material adverse change, or development reasonably likely to have a Material Adverse Effect, shall have occurred, (ii) no occurrence or event which is reasonably likely to have a Material Adverse Effect shall have occurred and be continuing and (iii) on or prior to the Closing Date, there shall not have occurred a substantial impairment of the financial markets generally which, in the opinion of the Required Lenders, has materially and adversely affected the transactions contemplated hereby.

      (d) On the date of the making of any Revolving Loan, the Agent shall have received a Notice of Borrowing to the extent such Notice of Borrowing is required to be given with respect to the making of such Revolving Loan.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders to enter into this Credit Agreement and the Issuing Bank to issue the Letters of Credit, and to make available the credit facilities contemplated hereby, each Borrower hereby represents and warrants to the Lenders and the Issuing Bank as of the date hereof, the Closing Date and on the date of each extension of credit hereunder, as follows:

      6.1 ORGANIZATION; POWER; QUALIFICATION.

      Each of the Borrowers is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so qualified and authorized could not reasonably be expected to have a Material Adverse Effect.

      6.2 SUBSIDIARIES AND CAPITALIZATION.

      Each Subsidiary of each Borrower as of the date hereof is listed on
Schedule 6.2. All outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as otherwise provided on Schedule 6.2, each of the Subsidiaries of each Borrower is Wholly-Owned by such Borrower. As of the date hereof, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for the issuance of capital stock of any Subsidiary.

     6.3 AUTHORIZATION OF AGREEMENT, CREDIT DOCUMENTS AND BORROWING.

     Each of the Borrowers has the corporate right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Credit Agreement and each of the other Credit Documents to which it is a party in accordance with their respective terms. This Credit Agreement and each of the other Credit Documents have been duly executed and delivered by the duly authorized officers of each Borrower, and each such document constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

      6.4  COMPLIANCE OF CREDIT AGREEMENT, CREDIT DOCUMENTS AND
           BORROWING WITH LAWS, ETC.

      The execution, delivery and performance by each Borrower of the Credit Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to such Borrower, (ii) conflict with, result in a breach of or constitute a default under the charter documents, bylaws or other organizational documents of such Borrower or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Credit Documents.

      6.5 COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS.

      Each of the Borrowers (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding and (ii) is in compliance with each Governmental Approval applicable to it and all other Applicable Laws relating to it or any of its respective properties, except in each case under clause (i) and (ii) above to the extent that (A) such requirement or compliance is contested in good faith by appropriate proceedings or (B) the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.6 TAX RETURNS AND PAYMENTS.

      Each of the Borrowers has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except for any such taxes or charges being contested in good faith by appropriate proceedings. No Governmental Authority has asserted any Lien or other claim against any Borrower with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each Borrower in respect of federal, state, local and other taxes are in the judgment of such Borrower adequate, and such Borrower does not anticipate any material additional taxes or assessments for any year or portion thereof.

     6.7 INTELLECTUAL PROPERTY MATTERS.

     Each of the Borrowers owns or possesses all lawful rights to use all franchises, licenses, patents, patent rights or licenses, patent applications, copyrights, copyright applications, trademarks, trademark rights, trade names, trade name rights and rights with respect to the foregoing which are necessary in any material respect to conduct its business. To the knowledge of each Borrower, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither such Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     6.8 ENVIRONMENTAL MATTERS.

          (i) To the best knowledge of the Borrowers, except for the matters set forth on Schedule 6.8, the properties of the Borrowers do not contain any Hazardous Materials in amounts or concentrations which (A) constitute a violation of, or (B) could give rise to material liability under, applicable Environmental Laws or (C) could trigger investigation, removal, remediation or other response activities under any Environmental Laws;

          (ii) To the best knowledge of the Borrowers, except for the matters set forth on Schedule 6.8, the properties of the Borrowers, and all operations conducted in connection therewith, are in compliance with all applicable Environmental Laws, and to the best knowledge of the Borrowers, except for the matters set forth on Schedule 6.8, there are no Hazardous Materials at or under the properties of the Borrowers, or such operations thereon in violation of applicable Environmental Laws or which could materially interfere with the continued operation of such properties or which damage or could damage natural resources on such properties in violation of any applicable Environmental Laws or materially impair the fair saleable value thereof;

          (iii) Except as set forth on Schedule 6.8, none of the properties of the Borrowers or its Subsidiaries contains any Hazardous Materials in amounts or concentrations which (A) constitute a violation of, or (B) could give rise to material liability under, applicable Environmental Laws or (C) could trigger investigation, removal, remediation or other response activities under any Environmental Laws;

          (iv) Except as set forth on Schedule 6.8, all properties of the Borrowers and all operations conducted in connection therewith are in compliance with all applicable

     Environmental Laws, and there are no Hazardous Materials at or under such properties or such operations in violation of applicable Environmental Laws or which could materially interfere with the continued operation of such properties or which damage or could damage natural resources on such properties in violation of any applicable Environmental Laws, or, if such properties are owned by any such Person, materially impair the fair saleable value thereof;

          (v) None of the Borrowers has received any notice of material violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws which remain unresolved with regard to any of their properties or the operations conducted in connection therewith, nor does any Borrower have knowledge or reason to believe that any other such notice will be received or is being threatened;

          (vi) Hazardous Materials have not been transported or disposed of from the properties of the Borrowers in violation of, or in a manner or to a location which could give rise to material liability of any Borrower under, Environmental Laws, nor to the best knowledge of any Borrower other than as set forth on Schedule 6.8, have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in material violation of, or in a manner that could give rise to material liability of any Borrower under, any applicable Environmental Laws;

          (vii) No judicial proceedings or governmental or administrative action is pending, or to the best knowledge of the Borrowers, threatened, under any Environmental Law to which any Borrower is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor, except as set forth on Schedule 6.8, are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

          (viii) There has been no release, or to the best knowledge of the Borrowers, threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to material liability of the Borrowers under Environmental Laws.

     6.9 ERISA.

     The Borrowers and each of their ERISA Affiliates are in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code.
No Reportable Event has occurred as to which the Borrowers or any of their ERISA Affiliates were required to file a report with the

PBGC and no liability (including without limitation any withdrawal liability under Section 4201 of ERISA) has been incurred by the Borrowers or any of their ERISA Affiliates which remains unsatisfied for any taxes or penalties with respect to any Plan.

     6.10 MARGIN STOCK.

     None of the Borrowers is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

     6.11 GOVERNMENT REGULATION.

     None of the Borrowers is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and none of the Borrowers is, or after giving effect to any Loan or Letters of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     6.12 EMPLOYEE RELATIONS.

     Each of the Borrowers has a stable work force in place and is not, except as set forth on Schedule 6.12, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees.
The Borrowers know of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees.

     6.13 FINANCIAL STATEMENTS.

     The audited Consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1996, and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended and unaudited Consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1997, and related unaudited interim statements of income and retained earnings and cash flows for the fiscal period then ended, copies of which have been furnished to the Lender, fairly present in all material respects the assets, liabilities and financial position of the Company and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP except as may be otherwise disclosed therein or in the notes thereto (subject in the case of the interim statements to year-end audit adjustments). As of the date hereof, the Company and its Subsidiaries have no Indebtedness, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto in accordance with GAAP.

     6.14 SOLVENCY.

     As of the Closing Date and after giving effect to each Loan and Letter of Credit made hereunder, the Company and its Subsidiaries, taken as a whole, and each Borrower, individually, is and will be Solvent.

     6.15 TITLES TO PROPERTIES.

     Each of the Borrowers has such title to the real property owned by it as is necessary to the conduct of its business and valid and legal title to all of its personal property and assets reflected on the balance sheets of the Company and its Subsidiaries described in Section 6.13 or in any financial statements hereafter delivered pursuant to Section 7.1, except such assets which have been disposed of by the Company or its Subsidiaries subsequent to such date in the ordinary course of business or as otherwise expressly permitted hereunder.

     6.16 DEBT AND LIENS.

     Schedule 6.16 is a complete and correct list, as of the date hereof, of each item of Indebtedness of the Borrowers in excess of $100,000 and each Lien securing such Indebtedness, each of which is permitted under the terms of Sections 9.1 and 9.2, respectively. Each of the Borrowers and their Subsidiaries have performed and are in compliance with all of the terms of such Indebtedness and Liens and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of any Borrower or any of its Subsidiaries exists with respect to any such Indebtedness or Liens. None of the properties and assets of any of Borrower or any of its Subsidiaries thereof is subject to any Lien, except for Permitted Liens.

     6.17 LITIGATION.

     Except as set forth on Schedule 6.17, there are no actions, suits or proceedings pending nor, to the best knowledge of the Borrowers, threatened against or in any other way relating adversely to or affecting the Borrowers or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, that, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

     6.18 ABSENCE OF DEFAULTS.

     No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Borrower under any judgment, decree or order by which such Borrower or any of its properties may be bound or which would require such Borrower to make any payment thereunder prior to the scheduled maturity date therefor.

     6.19 ACCURACY AND COMPLETENESS OF INFORMATION.

     All information set forth in the Credit Documents, the financial statements of the Borrowers and the offering document of the Borrowers and other syndication materials prepared in connection with this Credit Agreement and all other information, reports and other papers and data produced by or on behalf of the Borrowers and furnished to the Lenders by a Responsible Officer were, at the time the same were so furnished and taken as a whole, true and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. All such information furnished to the Lenders by the Borrowers in connection with the negotiation, preparation or execution of this Credit Agreement or any of the Credit Documents, taken as a whole, does not contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements contained therein not materially misleading. The Borrowers are not aware of any facts which they have not disclosed in writing to the Lenders which have a Material Adverse Effect, or insofar as the Borrowers can now foresee, could reasonably be expected to have a Material Adverse Effect.

     6.20 BURDENSOME PROVISIONS.

     None of the Borrowers is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrowers do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

     6.21 INSURANCE.

     The properties of the Borrowers are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrowers operate.

     6.22 NO MATERIAL ADVERSE CHANGE.

     Since December 31 ,1996, there has been no material adverse change in the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries, taken as a whole, or any event, condition or state of facts that will or could be reasonably expected to have a Material Adverse Effect.

     6.23 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

     All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Credit Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Credit Agreement. All representations and warranties made under this Credit Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Credit Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

     Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder, each Borrower, as applicable, agrees that it will, unless the Required Lenders shall have otherwise consented in writing, do the following:

     7.1 FINANCIAL STATEMENTS AND PROJECTIONS.

     The Company will furnish to the Agent and the Lenders the following information within the following time periods:

     (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Company, an unaudited Consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Company in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Financial Officer of the Company to present fairly in all material respects the financial condition of the Company and its Subsidiaries as of their respective dates and the results of operations of the Company and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

     (b) Annual Financial Statements. As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Company and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm reasonably acceptable to the Lenders in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Company or any of its Subsidiaries or with respect to accounting principles followed by the Company or any of its Subsidiaries not in accordance with GAAP.

     (c) Information Filed with the SEC. To the extent not delivered pursuant to Section 7.1(a) or (b), promptly but in any event within ten (10) Business Days after the filing thereof, a copy of (i) each report or other filing made by the Company or its Subsidiaries with the SEC and required by the SEC to be delivered to the shareholders of the Company, and (ii) each report made by the Company or any of its Subsidiaries to the SEC on Form 8-K and each final registration statement of the Company or any of its Subsidiaries filed with the SEC.

     (d) Other Financial Information. Promptly upon receipt thereof, copies of all reports, if any, submitted to the Company or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto and such other information regarding the operations, business affairs and financial condition of the Company or any of its Subsidiaries as the Lenders may reasonably request.

     7.2 OFFICER'S COMPLIANCE CERTIFICATE.

     At each time financial statements are delivered pursuant to Section 7.1
(a) or (b), the Company will provide a certificate of a Responsible Financial Officer of the Company in the form of Exhibit B attached hereto (an "Officer's Compliance Certificate"):

     (a) stating that such officer has reviewed such financial statements and such statements fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods indicated;

     (b) stating that to the best of such officer's knowledge, based on a reasonable examination sufficient to enable him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default; and

     (c) setting forth as at the end of such fiscal quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Company and its Subsidiaries were in compliance with the financial covenants set forth in Article VIII hereof as at the end of each respective period, and the calculation of the Applicable Percentage for LIBOR Loans and Unused Fee as at the end of each respective period.

     7.3 NOTICE OF LITIGATION AND OTHER MATTERS.

     Promptly (but in no event later than ten (10) days after an officer of any Borrower obtains knowledge thereof), provide telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Borrower or any of its respective properties, assets or businesses which in any such case could reasonably be expected to have a Material Adverse Effect;

     (b) any notice of any violation received by any Borrower from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

     (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower which in any such case could reasonably be expected to have a Material Adverse Effect;

     (d) any Reportable Event or "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder which could reasonably be expected to result in liability of any Borrower or any ERISA Affiliate in an aggregate amount exceeding $5,000,000, along with a description of the nature thereof, what action the applicable Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

     (e) any event which makes any of the representations set forth in Section
6.1 inaccurate in any material respect.

     7.4 ACCURACY OF INFORMATION.

     Ensure that all written information, reports, statements and other papers and data furnished by or on behalf of the Borrowers to the Lenders (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Credit Agreement or any of the other Credit Documents, shall be, at the time the same is so furnished, and taken as a whole, true and correct in all material respects to the extent necessary to give the Lenders true and accurate knowledge of the subject matter based on the Borrowers' knowledge thereof.

     7.5 PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS.

     Except as permitted by Section 9.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified and authorized could not reasonably be expected to have a Material Adverse Effect.

     7.6 MAINTENANCE OF PROPERTY.

     Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     7.7 INSURANCE.

     Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     7.8 ACCOUNTING METHODS AND FINANCIAL RECORDS.

     Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in material compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     7.9 PAYMENT AND PERFORMANCE OF OBLIGATIONS.

     Pay and perform all obligations under this Credit Agreement and the other Credit Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property and (b) all other Indebtedness in accordance with its terms (subject to any applicable subordination provisions); provided, that the Borrowers may contest any item described in clause (a) and (b) of this Section 7.9 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     7.10 COMPLIANCE WITH LAWS, APPROVALS AND AGREEMENTS.

     Observe and remain in compliance with all Applicable Laws; maintain in full force and effect all Governmental Approvals; and observe and remain in compliance with all material agreements, in each case applicable to the conduct of its business and in each case except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     7.11 ENVIRONMENTAL MANAGEMENT.

     In addition to and without limiting the generality of Section 7.10, (a) comply with, and ensure such compliance by all tenants, subtenants and other occupants of the properties of the Borrowers for whatever reason, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants, subtenants and other occupants of such properties for whatever reason obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; (b) promptly conduct and complete, or cause to be conducted and completed, all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws (including, without limitation, any such orders and directives pertaining to the matters set forth on Schedule 6.8); and
(c) defend, indemnify and hold harmless the Lenders, their affiliates, employees, agents, officers, directors, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrowers, or the current, future or former ownership or operation of such properties, activities thereon and actions taken in relation thereto including, without limitation, all liability now existing or which may arise in the future as a result of the release, transportation or disposal of any Hazardous Material from such properties to or at any location, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

     7.12 COMPLIANCE WITH ERISA.

     In addition to and without limiting the generality of Section 7.10, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans,
(b) not take any action or fail to take action the result of which could be a material liability to the PBGC or to a Plan, and not participate in any prohibited transaction that could result in any material civil penalty under ERISA or tax under the Code and (c) furnish to the Lenders upon any Lender's request such additional information about any Plan as may be reasonably requested by such Lender.

     7.13 CONDUCT OF BUSINESS.

     Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

     7.14 VISITS AND INSPECTIONS.

     Permit representatives of the Lenders, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided, that all such visits and inspections shall be at reasonable times during ordinary business hours, with reasonable notice to the Company.

     7.15 NORTH CAROLINA MOTOR SPEEDWAY, INC.

     Upon North Carolina Motor Speedway, Inc. becoming a Wholly-Owned Subsidiary of the Company, (a) cause North Carolina Motor Speedway, Inc. to execute and deliver to the Agent, on behalf of the Lenders, a Joinder Agreement substantially in the form of Exhibit H hereto and (b) cause to be delivered to the Agent, on behalf of the Lenders, such other documents with respect to such Joinder Agreement as the Agent, on behalf of the Lenders, shall reasonably request, including without limitation, officers' certificates, financial statements, opinions of counsel, board resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and documents of the type described in Section 5.1(b).

     7.16 SUBSIDIARIES.

     Concurrently with the creation or acquisition of any new Subsidiary (a) cause such Subsidiary to execute and deliver to the Agent, on behalf of the Lenders, a Joinder Agreement substantially in the form of Exhibit H hereto and
(b) cause to be delivered to the Agent, on behalf of the Lenders, such other documents with respect to such Joinder Agreement as the Agent, on behalf of the Lenders, shall reasonably request, including without limitation, officers' certificates, financial statements, opinions of counsel, board resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and documents of the type described in Section 5.1(b).

     7.17 MATERIAL CONTRACTS.

     Perform each of its obligations under each of its material contracts, the failure of which to perform could have a Material Adverse Effect.

     7.18 FURTHER ASSURANCES.

     Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Required Lenders may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Lenders their rights under this Credit Agreement, the Notes, and the other Credit Documents.


                                  ARTICLE VIII

                              FINANCIAL COVENANTS

     Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder, each Borrower agrees that, unless the Required Lenders shall have otherwise consented in writing, the Borrowers will not:

     8.1 CONSOLIDATED SENIOR LEVERAGE RATIO.

     Permit, as of the end of each fiscal quarter for the periods shown below, the Consolidated Senior Leverage Ratio to exceed:


                Closing Date through September 30, 1999 3.50:1.0 October 1, 1999 through September 30, 2000 3.25:1.0
                October 1, 2000 and thereafter              3.00:1.0

     8.2        CONSOLIDATED LEVERAGE RATIO.


     Permit, as of the end of each fiscal quarter for the periods shown below, the Consolidated Leverage Ratio to exceed:


                Closing Date through September 30, 1999 4.00:1.0 October 1, 1999 through September 30, 2000 3.75:1.0
                October 1, 2000 and thereafter              3.50:1.0

     8.3        CONSOLIDATED INTEREST COVERAGE RATIO.


     Permit, as of any fiscal quarter end, the Consolidated Interest Coverage Ratio for such fiscal quarter to be less than 3.00 to 1. 00.

     8.4        CONSOLIDATED FUNDED DEBT TO CONSOLIDATED CAPITALIZATION RATIO.

     Permit, at any time, the ratio of Consolidated Funded Debt to Consolidated Capitalization to exceed .50:1.00.

     8.5        CONSOLIDATED TANGIBLE NET WORTH.

     Permit, at any time, Consolidated Tangible Net Worth of the Company and its Subsidiaries to be less than the sum of (a) $100,000,000 plus (b) fifty percent (50%) of cumulative Consolidated Net Income for each fiscal quarter occurring after the Closing Date plus (c) one hundred percent (100%) of the aggregate net proceeds derived from the sale of Capital Stock of the Company or any of its Subsidiaries issued after the Closing Date, plus one dollar ($1.00).


                                   ARTICLE IX

                               NEGATIVE COVENANTS

     Until termination of the Credit Agreement and payment and satisfaction of all Obligations due hereunder, each Borrower agrees that, unless the Required Lenders shall have otherwise consented in writing, it will not and will not permit any other Borrower to:

      9.1     LIMITATIONS ON INDEBTEDNESS.

      Create, incur, assume or suffer to exist any Indebtedness except:


      (a)     Indebtedness in respect of the Obligations;

      (b) Indebtedness incurred in connection with Interest Rate Protection Agreement entered into in order to manage existing or anticipated interest rate risks and not for speculative purposes upon terms and conditions reasonably satisfactory to the Required Lenders;

      (c) Contingent Obligations in favor of the Agent on behalf of the Lenders;

      (d) Indebtedness for borrowed money owing by any Borrower to any other Borrower;

      (e) Subordinated Debt; provided, that such Subordinated Debt (i) is unsecured, (ii) contains no restrictions or covenants in respect of the financial performance of the Company and its Subsidiaries which are more extensive or restrictive than those contained herein, (iii) contains no restrictions or covenants limiting the ability of any Borrower to grant Liens for the benefit of the Lenders, and (iv) is otherwise satisfactory in form and substance to the Required Lenders;

      (f) Indebtedness described on Schedule 6.16 attached hereto and any refinancings of such Indebtedness; provided, that the aggregate principal amount of such Indebtedness is not increased, the scheduled maturity dates of such Indebtedness are not shortened and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced;

      (g) other Indebtedness for borrowed money; provided, that (i) such Indebtedness is unsecured, (ii) such Indebtedness contains no restrictions or covenants in respect of the financial performance of the Company and its Subsidiaries which are more extensive or restrictive than those contained herein, (iii) such Indebtedness contains no restrictions or covenants limiting the ability of any Borrower to incur or continue to incur the Obligations in accordance with the terms of this Credit Agreement, (iv) there is then existing no Default or Event of Default, (v) a description of such Indebtedness shall have been delivered to the Agent, on behalf of the Lenders within a reasonable time prior to the closing thereof and a true and complete copy of all documents executed in connection therewith shall have been provided to the Agent, on behalf of the Lenders promptly upon the closing thereof and (vi) no Default or Event of Default will otherwise be caused or occasioned thereby; and

      (h) purchase money indebtedness (including Capital Leases) hereafter incurred by the Borrowers to finance the purchase of fixed assets provided, that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $1,000,000 at any time outstanding (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing.

      9.2     LIMITATIONS ON LIENS.

      Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including shares of capital stock of any Subsidiary), real or personal, whether now owned or hereafter acquired, except for Permitted Liens.

      9.3     LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS.

      Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture, evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person; or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any Investment in cash or by delivery of property in, any Person; or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

      (a) Investments, loans, advances or extensions of credit by a Borrower in or to another Borrower, together with the other existing loans, advances and investments described on Schedule 9.3;

      (b)     Investments in Cash Equivalents;

      (c) loans and advances to employees for travel, relocation and business expenses in the ordinary course of business in an aggregate amount not to exceed $250,000;

      (d) deposits for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business;

      (e) loans to employees pursuant to employee stock purchase plans established in the ordinary course of business and approved by the board of directors of each Borrower;

      (f)     trade accounts created in the ordinary course of business;

      (g) Investments by any Borrower in the form of acquisitions of all or substantially all of the business or a division or line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if each such acquisition meets all of the following requirements:
(i) the applicable Borrower shall be the surviving Person and no Change in Control or other Event of Default shall have been effected thereby, (ii) the Company shall have demonstrated pro forma compliance with each covenant contained in Article VIII and Sections 9.1 and 9.2 hereof prior to consummating the acquisition, (iii) a description of the acquisition shall have been delivered to the Lenders within a reasonable time prior to the consummation of the acquisition and (iv) a Joinder Agreement executed by the Person acquired in connection with such acquisition shall be delivered to the Agent on behalf of the Lenders, upon the consummation thereof in accordance with Section 7.16 if such acquired Person is a Subsidiary;

         (h) Investments in Affiliates existing as of the Closing Date and in Grand Prix of Long Beach, Inc., so long as (i) the Company shall have demonstrated pro forma compliance with each covenant contained in Article VIII and Sections 9.1 and 9.2 hereof prior to consummating each such Investment, (ii) a description of each Investment shall have been delivered to the Lenders within a reasonable time prior to the consummation of such Investment and (iii) no Event of Default exists or would exist immediately before or immediately after consummating each such Investment; provided, however, that the Borrowers shall not be permitted to make Investments in North Carolina Motor Speedway, Inc. in excess of $15,000,000 in the aggregate until such time as North Carolina Motor Speedway, Inc. has become a Borrower hereunder pursuant to Section 7.15.; and

         (i) additional Investments in an aggregate amount not to exceed $25,000,000 at any one time, so long as (i) the Company shall have demonstrated pro forma compliance with each covenant contained in Article VIII and Sections
9.1 and 9.2 hereof prior to consummating each such Investment and (ii) no Event of Default exists or would exist immediately before or immediately after consummating each such Investment.

         9.4      LIMITATIONS ON MERGERS AND LIQUIDATION.

         Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

         (a) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 9.3(g) or (h); and

         (b) any Borrower may merge with any Person as long as such Borrower is the surviving Person and no Default or Event of Default shall have occurred before and after giving effect to such merger.

         9.5      LIMITATIONS ON SALE OF ASSETS.

         Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired, except:

         (a) the sale or other disposition of assets no longer necessary in the business of the applicable Borrower;

         (b) the sale of inventory in the ordinary course of business;

         (c) sale-leaseback transactions permitted by Section 9.11;

         (d) the sale or other disposition by any Borrower of its business or assets to another Borrower, provided that both before and after giving effect to such sale no Default or Event of Default shall have occurred and be continuing; and

         (e) any other sale or disposition of assets in any Fiscal Year having a fair market value not to exceed an aggregate amount equal to ten percent (10%) of Consolidated Tangible Net Worth determined as of the end of the most recent Fiscal Year then ended.

         9.6      TRANSACTIONS WITH AFFILIATES.

         Except as otherwise permitted under this Credit Agreement, directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates (except as permitted by Section 9.3(h)) in an amount in excess of $500,000 in the aggregate outstanding at any one time, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or, except in accordance with the terms of clause (b) below, subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate, other than the types of transactions with Affiliates described in Schedule 9.6 hereto.

         9.6      CERTAIN ACCOUNTING CHANGES.

         Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

         9.8      AMENDMENTS; PAYMENTS AND PREPAYMENTS OF SUBORDINATED DEBT.

         (a) Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, except for amendments and modifications with respect to such Subordinated Debt approved by the Agent and Required Lenders in their reasonable discretion that do not (i) shorten the maturity (or weighted average life to maturity) of such Subordinated Debt, (ii) increase the interest rate or premium applicable to such Subordinated Debt,
(iii) provide collateral security for such Subordinated Debt, (iv) cause any covenants or undertakings of the applicable Borrower or defaults or events of default in respect of such Subordinated Debt to be more restrictive than prior to such amendment or modification or (v) result in any changes to any of the subordination provisions applicable to such Subordinated Debt; or

         (b) cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

         9.9      RESTRICTIVE AGREEMENTS.

         Enter into any agreement after the Closing Date evidencing Indebtedness which contains any covenants more restrictive than the provisions of Articles VII, VIII and IX hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Indebtedness.

         9.10     LIMITATIONS ON RESTRICTED PAYMENTS.

         Make a Restricted Payment, other than to pay dividends from any Subsidiary to any Borrower; provided, however, that (a) any Borrower may make Restricted Payments to Holdings and (b) the Company may pay periodic dividends to its public shareholders and repurchase shares of its Capital Stock so long as, in each case, (i) the Company shall have demonstrated that the Borrowers shall be in compliance with each covenant contained in Article VIII and Sections
9.1 and 9.2 hereof immediately prior to and immediately after giving effect to the making of any such Restricted Payments and (ii) no other Default or Event of Default shall have occurred before or after giving effect to the making of any such Restricted Payments.

         9.11     SALE AND LEASEBACK.

         Enter into any arrangement, directly or indirectly, whereby any Borrower shall sell or transfer any property owned by it to a Person (other than another Borrower) in order then or thereafter to lease such property or lease other property which such Borrower intends to use for substantially the same purpose as the property being sold or transferred. Notwithstanding the foregoing provisions of this Section 9.11, the Borrowers may sell or transfer property owned by them as described in the preceding sentence provided that the aggregate current market value of all assets so sold or transferred (in each case determined at the time of such sale or transfer) shall not at any time exceed $5,000,000.

         9.12     LICENSES, ETC.

         Enter into licenses of, or otherwise restrict the use of, any patents, trademarks or copyrights which would prevent any Borrower from selling, transferring, encumbering or otherwise disposing of any such patent, trademark or copyright.

         9.13    OTHER LIMITATIONS.

         Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's capital stock, (b) pay any Indebtedness owed to the Borrowers, (c) make loans or advances to any other Borrower or (d) transfer any of its property to any other Borrower, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a Borrower; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Borrower and was not entered into in contemplation of such Person becoming a Borrower and (iii) this Credit Agreement and the other Credit Documents.

         9.14     CORPORATE CHANGES.

         Merge, consolidate or otherwise alter or modify any Borrower's charter documents, by-laws or any operating agreement, structure, status or existence.


                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

         10.1     EVENTS OF DEFAULT.

         The occurrence of any of the following events shall constitute an Event of Default hereunder:

         (a) failure of any Borrower to pay (i) any interest or Fees hereunder within three (3) Business Days of when due hereunder, in each case whether at stated maturity, by acceleration, or otherwise, (ii) any principal of the Revolving Loans or the Letter of Credit Obligations when due, whether at stated maturity, by acceleration or otherwise or (iii) any expenses hereunder within ten (10) Business Days after receipt by the Borrowers of notice from the Agent or any applicable Lender that such expenses are payable;

         (b) any representation or warranty, contained in this Credit Agreement, the other Credit Documents or any other agreement, document, instrument or certificate among any Borrower, the Agent and the Lenders or executed by any Borrower in favor of the Agent or the Lenders shall prove untrue in any material respect on the date as of which it was made or was deemed to have been made;

         (c) failure of any Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 7.3(e), 7.13, 7.14, 7.15, 7.16 or 7.17 or Article VIII or Article IX;

         (d) failure to comply with any other covenant, contained in this Credit Agreement, the other Credit Documents or any other agreement, document, instrument or certificate among any Borrower, the Agent and the Lenders or executed by any Borrower in favor of the Agent or the Lenders, and in the event such breach or failure to comply is capable of cure, is not cured within thirty
(30) days of its occurrence;

         (e) dissolution, liquidation, winding up or cessation of any Borrower or any Borrower's business, or the failure of any Borrower to meet its debts as they mature, or the calling of a meeting of any Borrower's creditors for purposes of compromising any Borrower's debt;

         (f) the commencement by or against any Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law and, in the event any such proceeding is commenced against any Borrower, such proceeding is not dismissed within sixty
(60) days;

         (g)  the occurrence of a Change in Control;

         (h) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that would permit the acceleration of the maturity of any note, agreement or instrument evidencing (i) any Subordinated Debt or (ii) any other Indebtedness of any Borrower and the aggregate principal amount of all such other Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is permitted to be accelerated, exceeds $5,000,000;

         (i) any covenant, agreement or obligation of any party contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms, or any party (other than the Agent or the Lenders) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of the Agent, or any action or proceeding shall have been commenced by any Person (other than the Agent or any Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document, or any court or other governmental authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Credit Document are illegal, invalid or unenforceable;

         (j) (i) any holder of Subordinated Debt alleges (or any governmental authority with applicable jurisdiction determines) that the Subordinated Debt is not subordinated to any of the Obligations or (ii) the subordination provisions in any agreement relating to Subordinated Debt shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Subordinated Debt; or

         (k) a warrant or writ of attachment or execution or similar process shall be issued against any Borrower or its property which exceeds $5,000,000 and such warrant or process shall continue undischarged or unstayed for a period of thirty (30) days.


         10.2     REMEDIES.

         Upon the occurrence of an Event of Default which has not been cured by the Borrowers or waived by the Agent at the direction of the Required Lenders, the Agent shall, upon the written, telecopied or telex request of the Required Lenders, and by delivery of written notice to the Borrowers from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Revolving Note to enforce its claims against any Borrower: (a) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 10.1(e) or (f) in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Agent or any Lender, (b) immediately terminate this Credit Agreement and the Commitments hereunder and/or (c) exercise any other remedies available under this Credit Agreement or at law. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

         In addition, upon demand by the Agent or the Required Lenders after the occurrence of any Event of Default, the Borrowers shall deposit with the Agent for the benefit of the Lenders with respect to each Letter of Credit then outstanding, promptly upon such demand, cash or Cash Equivalents in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposit shall be held by the Agent for the benefit of the Issuing Bank and the other Lenders as security for, and to provide for the payment of, outstanding Letters of Credit.

         If at any time after acceleration of the maturity of the Revolving Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Revolving Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Credit Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Revolving Loans and other Obligations due and payable solely by virtue of acceleration) shall be remedied or waived, then by written notice to the Borrowers, the Lenders holding in the aggregate at least 67% of the outstanding Revolving Loans and participation interests in the Letters of Credit (the "Supermajority Lenders"), may elect, in the sole discretion of such Supermajority Lenders, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Supermajority Lenders; they are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


                                   ARTICLE XI

                                   TERMINATION

         Except as otherwise provided in Article X of this Credit Agreement, the Revolving Credit Commitments made hereunder shall terminate on the Maturity Date and all then outstanding Revolving Loans shall be immediately due and payable in full and all outstanding Letters of Credit shall immediately terminate. Unless sooner demanded, all Obligations shall become due and payable as of any termination hereunder or under Article X. All of the Agent's and the Lenders' rights hereunder shall continue after any termination until all Obligations have been paid and satisfied in full.


                                  ARTICLE XII

                                    THE AGENT

         12.1     APPOINTMENT OF AGENT.

         (a) Each Lender hereby designates FUNB as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Note or participation in any Letter of Credit by the acceptance of a Revolving Note or participation shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Credit Agreement and the Revolving Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all payments of principal, interest, Fees, charges and expenses received pursuant to this Credit Agreement or any other Credit Document for the ratable benefit of the Lenders. The Agent may perform any of its duties hereunder by or through its agents or employees.

         (b) The provisions of this Article XII are solely for the benefit of the Agent and the Lenders, and none of the Borrowers shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 12.9). In performing its functions and duties under this Credit Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower.

         12.2     NATURE OF DUTIES OF AGENT.

         The Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement except as expressly set forth herein.

         12.3     LACK OF RELIANCE ON AGENT.

         (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of



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the financial or other condition and affairs of each Borrower in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Borrower, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter.

         (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Credit Agreement or the Revolving Notes or the financial or other condition of any Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Revolving Notes, or the financial condition of any Borrower, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

         12.4     CERTAIN RIGHTS OF THE AGENT.

         The Agent shall have the right to request instructions from the Required Lenders or, as required, each of the Lenders. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         12.5     RELIANCE BY AGENT.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Borrowers with respect to matters concerning the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         12.6     INDEMNIFICATION OF AGENT.

         To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or

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nature whatsoever which may be imposed on, incurred by or asserted against the
Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         12.7     THE AGENT IN ITS INDIVIDUAL CAPACITY.

         With respect to its obligation to lend under this Credit Agreement, the Revolving Loans made by it and the Revolving Notes issued to it, its participation in Letters of Credit issued hereunder, and all of its rights and obligations as a Lender hereunder and under the other Credit Documents, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "Holders of Revolving Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers or any Affiliate of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Credit Agreement and otherwise without having to account for the same with the Lenders.

         12.8     HOLDERS OF REVOLVING NOTES.

         The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

         12.9     SUCCESSOR AGENT.

         (a) The Agent may, upon five (5) Business Days' notice to the Lenders and the Borrowers, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 12.9(a)) by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, upon five (5) days' notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice , the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000.



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Notwithstanding anything herein to the contrary, any successor Agent (whether appointed by the Required Lenders or the Agent) shall have been approved in writing by the Company (such approval not to be unreasonably withheld).

         (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

         12.10    ACTIONS WITH RESPECT TO DEFAULTS.

         In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Required Lenders; provided that, until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

         12.11    DELIVERY OF INFORMATION.

         The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrowers, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.

         12.12    CO-AGENT.

         The Co-Agent shall have no duties, responsibilities or other obligations under this Credit Agreement in its capacity as Co-Agent.


                                  ARTICLE XIII

                                  MISCELLANEOUS



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         13.1     WAIVERS.

         Each Borrower hereby waives due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

         13.2     JURY TRIAL.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

         13.3     GOVERNING LAW.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         13.4     ARBITRATION; CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         (a) Upon demand of any party hereto, whether made before or after institution of any judicial action, any dispute, claim or controversy arising out of or connected herewith or with the Credit Documents ("Disputes") shall be resolved by binding arbitration as provided herein. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions and claims arising herefrom or from Credit Documents executed in the future. Arbitration shall be conducted under the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, Mecklenburg County, North Carolina, or such other place as agreed to in writing by the parties. A judgment upon the award may be entered in any court having jurisdiction, and all decisions shall be in writing. The panel from which all arbitrators are selected shall be comprised of licensed attorneys having at least ten years' experience representing parties in secured lending transactions. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to interest protection agreements.

         (b) Notwithstanding the preceding binding arbitration provision, the Agent, on behalf of the Lenders, preserves certain remedies that may be exercised during a Dispute. The Agent, on behalf of the Lenders, shall have the right to proceed in any court of proper jurisdiction or by

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

self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Credit Documents or under applicable law, (ii) all rights of self help including peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment and appointment of receiver, (iv) when applicable, a judgment by confession of judgment and (v) other remedies. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         (c) By execution and delivery of this Credit Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, Mecklenburg County, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. Each of the parties hereto irrevocably agrees that all process in any such arbitration proceedings or otherwise may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 13.5 or at such other address of which such party shall have been notified pursuant thereto, such service being hereby acknowledged by each party hereto to be effective and binding service in every respect. Each party hereto irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party to bring proceedings against the Borrower or any party hereto in any court or pursuant to arbitration proceedings in any other jurisdiction.

         13.5    NOTICES.

         Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent, then to First Union National Bank, One First Union Center, 301 South College Street, DC-5, Charlotte, North Carolina 28288-0737, Attention:
Doug Burnett, Agency Services, if to the Borrowers, then to Company at Penske Motorsports, Inc., c/o Penske Corporation, 13400 Outer Drive, West, Detroit, Michigan 48239-4001, Attention: President, and to any Lender, at the address set forth beneath the signature of such Lender contained in the signature pages hereto, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, at (704)383-0288, and if to the Borrowers at
(313)592-7332 and if to any Lender at the facsimile number set forth beneath the signature of such Lender contained herein. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided that notices to the Agent shall not be effective until received.



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         13.6     ASSIGNABILITY.

         (a) No Borrower shall have the right to assign this Credit Agreement or any interest therein except with the prior written consent of the Lenders.

         (b) Notwithstanding subsection (c) of this Section 13.6, nothing herein shall restrict, prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any affiliate of such Lender or to any existing Lender or affiliate thereof. Any Lender may make, carry or transfer Revolving Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrowers.

         (c) Each Lender may, with the consent of the Agent and, prior to the occurrence of an Event of Default hereunder, the Company (such consent not to be unreasonably withheld or delayed), but without the consent of any other Lender, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement and the Revolving Notes; provided that (i) for each such assignment, the parties thereto shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Revolving Note or Revolving Notes subject to such assignment and a processing and recordation fee of $3,500 to be paid by the assignee, (ii) no such assignment shall be for less than $5,000,000 of a Lender's Commitment (or the remaining amount of such Lender's Commitment, if less) and (iii) if such assignee is a Foreign Lender, all of the requirements of Section 2.7(b) shall have been satisfied as a condition to such assignment. Upon such execution and delivery of the Assignment and Acceptance to the Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 13.8 which will survive) and be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

         (d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Revolving Notes or any other instrument or document furnished pursuant hereto, (ii) such assigning Lender makes no

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

representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the financial statements referred to in Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

         (e)  The Agent shall maintain at its address referred to in Section
13.5 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Revolving Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, together with the Revolving Note or Revolving Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent in exchange for the surrendered Revolving Note or Revolving Notes (which the assigning Lender agrees to promptly deliver to the Company) a new Revolving Note or Revolving Notes to the order of the assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or Commitments hereunder, a new Revolving Note or Revolving Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Revolving Note or Revolving Notes shall re-evidence the indebtedness outstanding under the old Revolving Notes or Revolving Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Note or Revolving Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Revolving Note or Revolving Notes subject to such assignments.



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         (g)  Each Lender may sell participations (without the consent of the
Agent, the Borrowers or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments, the Revolving Loans owing to it and the Revolving Note or Revolving Notes held by it); provided that
(i) such Lender's obligations under this Credit Agreement (including, without limitation, its Commitments to the Borrowers hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Revolving Note for all purposes of this Credit Agreement, (iv) the Borrowers, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Revolving Loans or Letter of Credit reimbursement obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Revolving Loans or Letter of Credit reimbursement obligations in which such participant is participating, (C) except as otherwise expressly provided in this Credit Agreement, reduce the interest rate applicable to the Revolving Loans or Letter of Credit reimbursement obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder.

         (h) Each Lender agrees that, without the prior written consent of the Borrowers and the Agent, it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Revolving Loan, Revolving Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

         (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Borrowers.

         13.7     INFORMATION.

         The Borrowers hereby agree that the Agent and the Lenders may exchange any information concerning the Borrowers, including, without limitation, information relating to the creditworthiness of the Borrowers in the possession or control of the Agent or the Lenders, as the case may be: (i) with any of their respective affiliates, counsel or other representatives; provided, however, that any such exchange, and the nature, manner and extent thereof may be limited pursuant to any written confidentiality agreement governing the obligations of the Agent or the Lenders or such affiliate, as the case may be, with respect to such information; provided, further, that neither the Agent nor any of the Lenders shall in any event furnish any such information to any competitor of the Borrowers or any customer of the Borrowers or any Person known by the Agent or any Lender to be contemplating an acquisition of any capital stock or assets of the Borrowers or any agent or affiliate of any of the foregoing, except with the prior written consent

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of the Borrowers or as required by applicable law or judicial order; (ii) with any regulatory authority having jurisdiction over any Lender or (iii) with any other person, in connection with the exercise of the Lender's rights hereunder or, under any of the other Credit Documents. The Borrowers further agree and consent to the Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

         13.8     PAYMENT OF EXPENSES; INDEMNIFICATION.

         The Borrowers agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of special counsel to the Agent and the reasonable fees and expenses of counsel for the Agent in connection with collateral issues), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrowers under this Credit Agreement and (ii) the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders. The Borrowers shall and hereby agree to indemnify, defend and hold harmless the Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against
(a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigation, claim or proceeding which arises out of or is in any way related to (i) this Credit Agreement, any Letter of Credit or the transactions contemplated thereby, (ii) any actual or proposed use by any Borrower of the proceeds of the Revolving Loans or (iii) the Agent's, the Issuing Bank's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and
(b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by any Borrower or any of the Lenders in connection with compliance by any Borrower or any of the Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of any Borrower hereunder are unenforceable for any reason, such Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrowers' obligations hereunder shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Credit Agreement. In addition, the Borrowers shall, upon demand, pay to the Agent and any Lender all costs and expenses


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(including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent, the Issuing Bank or such Lender in
(i) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) in collecting the Revolving Loans and (iii) obtaining any legal, accounting or other advice in connection with any of the foregoing.

         13.9     ENTIRE AGREEMENT, SUCCESSORS AND ASSIGNS.

         This Credit Agreement along with the other Credit Documents and the Fee Letter constitutes the entire agreement among the Borrowers, the Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Borrowers and the Lenders and their respective successors and permitted assigns.

         13.10    AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, or if the Lenders shall not be parties thereto, by the parties thereto and consented to by the Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall unless in writing and signed by all the Lenders, do any of the following: (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (b) except as otherwise expressly provided in this Credit Agreement, reduce the principal of, or interest on, any Revolving Note or any Letter of Credit reimbursement obligations or any fees hereunder, (c) postpone any date fixed for any payment in respect of principal of, or interest on, any Revolving Note or any Letter of Credit reimbursement obligations or any fees hereunder, (d) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Required Lenders to take any action hereunder, (e) amend or waive this Section 13.10, or change the definition of Required Lenders, (f) release any Borrower from being a party to this Credit Agreement, (g) extend any expiry date of any Letter of Credit beyond the Maturity Date and (h) change or waive any conditions precedent to closing contained in Section 5.1 and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Bank under any Credit Document shall in any event be effective, unless in writing and signed by the Agent and/or the Issuing Bank, as applicable, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article XII (other than the provisions of Section 12.9). In addition, the Borrowers and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 1.1A from time to time in the manner requested by the Borrowers, the Agent or any Lender in order to reflect any assignments or transfers of the Revolving Loans as provided for hereunder; provided, however, that the Agent shall promptly deliver a copy of any such modification to the Borrowers and each Lender.

         13.11    NONLIABILITY OF AGENT AND LENDERS.

         The relationship between any Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent nor any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower's business or operations.

         13.12    INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The amounts payable at any time hereunder to each Lender under such Lender's Revolving Note or Revolving Notes shall be a separate and independent debt.

         13.13    COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         13.14    EFFECTIVENESS.

         This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 13.5 or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

         13.15    SEVERABILITY.

         In case any provision in or obligation under this Credit Agreement or the Revolving Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         13.16    HEADINGS DESCRIPTIVE.

         The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         13.17    MAXIMUM RATE.

         Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to any Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the applicable Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrowers to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrowers, the Agent and the Lenders.

         13.18    RIGHT OF SETOFF.

         In addition to and not in limitation of all rights of offset that any Lender or other holder of a Revolving Note may have under applicable law, each Lender or other holder of a Revolving Note shall, if any Event of Default has occurred and is continuing and whether or not such Lender or such holder has made any demand or the Obligations of any Borrower are matured, have the right to appropriate and apply to the payment of the Obligations of such Borrower all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or any affiliate thereof or other holder. Any amount received as a result of the exercise of such rights shall be reallocated among the Lenders as set forth in Section 2.8.

         13.19    CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

         (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

         (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

         (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

         (d)  The obligations of each Borrower under the provisions of this
Section 13.19 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.

         (e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Revolving Loan made under this Credit Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section 13.19, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 13.19, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 13.19 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 13.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

         (f) The provisions of this Section 13.19 are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 13.19 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 13.19 will forthwith be reinstated in effect, as though such payment had not been made.

         (g) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code).

         (h) The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below). The payment obligation of any Borrower to any Excess Funding Borrower under this Section 13.19(h) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Borrower under the other provisions of this Credit Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Borrower" shall mean, in respect of any Obligations arising under the other provisions of this Credit Agreement (hereafter, the "Joint Obligations"), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) "Excess Payment" shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 13.19(h), shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair saleable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the Closing Date (if any Borrower becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 13.19(h) such subsequent Borrower shall be deemed to have been a Borrower as of the Closing Date and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the Closing Date).

         13.30    POWER OF ATTORNEY.

         Each of the Subsidiary Borrowers appoints each of James H. Harris, Senior Vice President and Treasurer and Peter E. Mogk, Assistant Treasurer, of the Company, to be its attorneys ("its Attorneys") and in its name and on its behalf and as its act and deed or otherwise to sign all documents and carry out all such acts as are necessary or appropriate in connection with executing any Notice of Borrowing or any Notice of Extension/Conversion (the "Documents") in connection with this Credit Agreement, provided that such Documents are in substantially the form provided therefor in the applicable exhibits hereto. This Power of Attorney shall be valid for the duration of the term of this Credit Agreement. Each of the Subsidiary Borrowers hereby undertakes to ratify everything which either of its Attorneys shall do in order to execute the Documents mentioned herein.

         13.21    DAMAGES.

         EACH BORROWER HEREBY WAIVES ANY RIGHT TO CLAIM PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO EXCEPT FOR ANY ACTION OR PROCEEDING ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR ANY LENDER.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.



  BORROWERS:           PENSKE MOTORSPORTS, INC.



                       By: /s/ Gregory W. Penske
                          ------------------------------------

                       Name: Gregory W. Penske
                            ----------------------------------

                       Title: President & CEO
                             ---------------------------------



                       CALIFORNIA SPEEDWAY CORPORATION


                       By: /s/ Gregory W. Penske
                          ------------------------------------

                       Name: Gregory W. Penske
                            ----------------------------------

                       Title: President
                             ---------------------------------



                       COMPETITION TIRE SOUTH, INC.


                       By: /s/ Gregory W. Penske
                          ------------------------------------

                       Name: Gregory W. Penske
                            ----------------------------------

                       Title: Assistant Secretary
                             ---------------------------------



                       COMPETITION TIRE WEST, INC.


                       By: /s/ Gregory W. Penske
                          ------------------------------------

                       Name: Gregory W. Penske
                            ----------------------------------

                       Title: Assistant Secretary
                             ---------------------------------



                       MICHIGAN INTERNATIONAL SPEEDWAY, INC.


                       By: /s/ Gregory W. Penske
                          ------------------------------------

                       Name: Gregory W. Penske
                            ----------------------------------

                       Title: Assistant Secretary
                             ---------------------------------

                       MOTORSPORTS INTERNATIONAL CORP.


                       By: /s/ Gregory W. Penske
                          ------------------------------------

                       Name: Gregory W. Penske
                            ----------------------------------

                       Title: President
                             ---------------------------------



                       PENNSYLVANIA INTERNATIONAL RACEWAY, INC.


                       By: /s/ Gregory W. Penske
                          ------------------------------------

                       Name: Gregory W. Penske
                            ----------------------------------

                       Title: Assistant Secretary
                             ---------------------------------

  AGENTS AND LENDERS:  FIRST UNION NATIONAL BANK,
                       as Agent and as a Lender


                       By: ____________________________________

                       Name: __________________________________

                       Title: _________________________________


                       Lending Office

                       Address:        One First Union Center, 5th Floor
                                       301 S. College Street
                                       Charlotte, NC  28288
                       Attention:      Doug Burnett, Agency Services
                       Telephone:      (704) 374-2698
                       Facsimile:      (704) 383-0288

                       Address for Notices:

                                       One First Union Center, 5th Floor
                                       301 S. College Street
                                       Charlotte, NC  28288
                       Attention:      Doug Burnett, Agency Services
                       Telephone:      (704) 374-2698
                       Facsimile:      (704) 383-0288

                       NATIONSBANK, N.A.,
                       as Co-Agent and as Lender

                       By: ____________________________________

                       Name: __________________________________

                       Title: _________________________________

                       Lending Office


                       Address:    NC1-001-15-05
                                   101 N. Tryon Street
                                   Charlotte, NC 28255
                       Attention:  Tia Bailey
                       Telephone:  (704) 386-5181
                       Facsimile:  (704) 386-8694

                       Address for Notices:

                                   233 South Wacker Drive
                                   Sears Tower, Suite 2800
                                   Chicago, IL  60606
                       Attention:  Valerie Mills
                       Telephone:  (312) 234-5649
                       Facsimile:  (312) 234-5619

                       BANK OF AMERICA NATIONAL TRUST AND
                       SAVINGS ASSOCIATION

                       By: ____________________________________

                       Name: __________________________________

                       Title: _________________________________

                       Lending Office


                       Address: 231 South LaSalle Street, 9th Floor Chicago, IL 60697
                       Attention:  Steve Ahrenholz
                       Telephone:  (312) 828-1291
                       Facsimile:  (312) 987-0303

                       Address for Notices:

                                   231 South LaSalle Street, 9th Floor
                                   Chicago, IL  60697
                       Attention:  Steve Ahrenholz
                       Telephone:  (312) 828-1291
                       Facsimile:  (312) 987-0303

                       COMERICA BANK

                       By: ____________________________________

                       Name: __________________________________

                       Title: _________________________________

                       Lending Office


                       Address:    500 Woodward Avenue
                                   6th Floor, Mail Code 3240
                                   Detroit, MI  48226
                       Attention:  Andrew Craig
                       Telephone:  (313) 222-5619
                       Facsimile:  (313) 222-3503

                       Address for Notices:

                                   500 Woodward Avenue
                                   6th Floor, Mail Code 3240
                                   Detroit, MI  48226
                       Attention:  Andrew Craig
                       Telephone:  (313) 222-5619
                       Facsimile:  (313) 222-3503

                       SOCIETE GENERALE

                       By: ____________________________________

                       Name: __________________________________

                       Title: _________________________________

                       Lending Office


                       Address:    Societe Generale
                                   1221 Avenue of the Americas
                                   New York, NY  10020
                       Attention:  John Wagner
                       Telephone:  (212) 278-6736
                       Facsimile:  (212) 278-6178

                       Address for Notices:

                                   Societe Generale
                                   1221 Avenue of the Americas
                                   New York, NY  10020
                      Attention:  John Wagner
                      Telephone:  (212) 278-6736
                      Facsimile:  (212) 278-6178

                                   EXHIBIT A

                       FORM OF ASSIGNMENT AND ACCEPTANCE

     THIS ASSIGNMENT AND ACCEPTANCE dated as of ________, 199_ is entered into between ________________ ("Assignor") and ____________________ ("Assignee").

     Reference is made to the Credit Agreement, dated as of September 30, 1997 (together with all modifications, renewals or replacements, the "Credit Agreement"), among Penske Motorsports, Inc., certain other borrowing entities party thereto, the financial institutions party thereto, NationsBank, N.A., as Co-Agent and First Union National Bank, as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments of the Assignor on the effective date of the assignment designated below (the "Effective Date") and the Loans and other extensions of credit owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans and other extensions of credit to the Effective Date and the amount, if any, set forth below of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in
Section 13.6(d) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 13.8 of the Credit Agreement which will survive) and be released from its obligations under the Credit Agreement (and, in the case of an assignment of all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement).

     2. The Assignor represents and warrants to the Assignee that (i) it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and (ii) it is legally authorized to enter into this Assignment and Acceptance.

     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North Carolina.

     4.  Terms of Assignment

     (a) Date of Assignment:

     (b) Legal Name of Assignor:

     (c) Legal Name of Assignee:

     (d) Effective Date of Assignment:

     (e) Revolving Credit Commitment
         of Assignee after Assignment                        $________

     (f) Revolving Credit Commitment Percentage
         of Assignee after Assignment                          ______%

     (g) Revolving Loans of Assignee after Assignment        $________


     (h) Revolving Credit Commitment
         of Assignor after Assignment                        $________

     (i) Revolving Credit Commitment Percentage
         of Assignor after Assignment                          ______%

     (j) Revolving Loans of Assignor after Assignment        $________


The terms set forth above
are hereby agreed to:

____________________, as Assignor

By:___________________________
Title:________________________

_____________________, as Assignee

By:___________________________
Title:________________________

CONSENTED TO:

FIRST UNION NATIONAL BANK,
as Agent

By:___________________________
Title:__________________________

                                   EXHIBIT B

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

                            [Letterhead of Company]

                                                             ____________, 199__


First Union National Bank,
     as Agent for the Lenders
One First Union Center
301 South College Street, 5th Floor
Charlotte, North Carolina  28288


Ladies and Gentlemen:

     I hereby certify to you as follows:

     (a) I am the duly elected [Title] of Penske Motorsports, Inc., a Delaware corporation (the "Company"). Capitalized but undefined terms used in this Certificate shall have the meanings assigned to them in the Credit Agreement, dated as of September 30, 1997 (together with all modifications, renewals or replacements, the "Credit Agreement"), among the Company, certain other borrowing entities parties thereto (together with the Company, the "Borrowers"), the financial institutions parties thereto, NationsBank, N.A., as Co-Agent, and you, as Agent.

     (b) I have reviewed the terms of the Credit Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrowers during the immediately preceding [month] [fiscal quarter] [fiscal year].

     (c) The review described in paragraph (b) above did not disclose the existence during or at the end of such period, and I have no knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as hereinafter set forth. Described in a separate attachment to this Certificate are (i) detailed calculations demonstrating compliance by the Borrowers with the financial covenants contained in Section 8 of the Credit Agreement and (ii) the exceptions, if any, to this paragraph (c) (listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company or applicable Borrower has taken, is taking, or proposes to take with respect to such condition or event).

     I further certify that, based on the review described in paragraph (b) above, neither the Company, any other Borrower nor any of the Subsidiaries at any time during or at the end of such period, except as specifically described in paragraph (j) below, did any of the following:

     (d) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Credit Agreement.

     (e) Changed the location of its chief executive office, or changed the location of or disposed of any of its assets (other than as permitted under the Credit Agreement).

     (f) Changed its capital structure (other than as permitted under the Credit Agreement).

     (g) Permitted or suffered to exist any Liens or encumbrances on any of its properties, whether real or personal, other than as specifically permitted in the Credit Agreement.

     (h) Received any notices of any kind from any federal, state or local agency, tribunal or other authority regulating or having responsibility for any environmental matters.

     (i) Became aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of indebtedness for money borrowed by any of the Borrowers or any of the Subsidiaries.

     (j) [List exceptions, if any, to paragraphs (d) through (i) above].

     The foregoing certifications are made and delivered this ____ day of ___________, 199__.

                                           Very truly yours,

                                           PENSKE MOTORSPORTS, INC.

                                           By:__________________________
                                           Name:
                                           Title:

                                   Schedule A

[set forth evidence of compliance with financial covenants showing the calculations therefor in reasonable detail]

                                   EXHIBIT C

                             FORM OF REVOLVING NOTE

$________________                                             September 30, 1997


     FOR VALUE RECEIVED, each of the undersigned, PENSKE MOTORSPORTS INC., a Delaware corporation (the "Company"), and CALIFORNIA SPEEDWAY CORPORATION, a Delaware corporation, COMPETITION TIRE SOUTH, INC., a Delaware corporation, COMPETITION TIRE WEST, INC., a Michigan corporation, MICHIGAN INTERNATIONAL SPEEDWAY, INC., a Michigan corporation, MOTORSPORTS INTERNATIONAL CORP., a Pennsylvania corporation, PENNSYLVANIA INTERNATIONAL RACEWAY, INC., a Pennsylvania corporation (collectively, the "Subsidiary Borrowers" and together with the Company, collectively, the "Borrowers") promises to pay to the order of [Payee Lender] (the "Lender") at c/o First Union National Bank, as Agent for the Lender, One First Union Center, 301 South College Street, 5th Floor, Charlotte, North Carolina 28288 in lawful money of the United States of America and in immediately available funds, the principal amount of _____________ Million Dollars ($____________), or such lesser amount as may then constitute the unpaid aggregate principal amount of all Revolving Loans made by the Lender pursuant to the Credit Agreement (as defined below), at the times set forth in the Credit Agreement, but no later than the Maturity Date.

     The Borrowers further agree to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time outstanding from the date of disbursement on the dates and at the rates specified in
Article 4 of the Credit Agreement.

     This promissory note is one of the Revolving Notes referred to in the Credit Agreement, dated as of September 30, 1997 (together with all modifications, renewals or replacements, the "Credit Agreement"), among the Company, the Subsidiary Borrowers, the Lender, certain other financial institutions parties thereto, and First Union National Bank, as agent ("Agent"), and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, provides as of the date hereof, for the making of Revolving Loans by the Lender to the Borrowers from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement which have not been cured or waived by the Agent at the direction of the Required Lenders, the Agent shall, upon the written, telecopied or telex request of the Required Lenders, and by delivery of written notice to the Company from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, the Lender or any holder of this promissory note to enforce its claims against the Company and the Subsidiary
Borrowers: (a) declare all Obligations due hereunder to be immediately due and payable (except with respect to any Event of Default set forth in Section 10.1(e) or (f) of the Credit Agreement, in which case all Obligations due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender; and (b) immediately terminate the Credit Agreement and the Commitments thereunder.

The Borrowers hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                            PENSKE MOTORSPORTS, INC.,
                            a Delaware corporation
                            By:_________________________________________
                            Name:
                            Title:

                            CALIFORNIA SPEEDWAY CORPORATION,
                            a Delaware corporation

                            By:_________________________________________
                            Name:
                            Title:

                            COMPETITION TIRE SOUTH, INC.,
                            a Delaware corporation

                            By:_________________________________________
                            Name:
                            Title:

                            COMPETITION TIRE WEST, INC.,
                            a Michigan corporation

                            By:_________________________________________
                            Name:
                            Title:

                            MICHIGAN INTERNATIONAL SPEEDWAY, INC.,
                            a Michigan corporation

                            By:_________________________________________
                            Name:
                            Title:

                            MOTORSPORTS INTERNATIONAL CORP.,
                            a Pennsylvania corporation

                            By:______________________________________
                            Name:
                            Title:

                            PENNSYLVANIA INTERNATIONAL RACEWAY, INC., a Pennsylvania corporation

                            By:______________________________________
                            Name:
                            Title:

                                   EXHIBIT D

                          FORM OF NOTICE OF BORROWING

                                                                _________, 199__
First Union National Bank
     as Agent for the Lenders
One First Union Center
301 South College Street, 5th Floor
Charlotte, North Carolina  28288
Attention:  [________________]

Ladies and Gentlemen:

     The undersigned, Penske Motorsports, Inc., a Delaware corporation (the "Company"), on behalf of itself and on behalf of the other borrowing entities parties to the Credit Agreement, dated as of September 30, 1997, among the Company, the Subsidiary Borrowers, certain financial institutions parties thereto, NationsBank, N.A., as co-agent and First Union National Bank, as agent (together with all modifications, renewals or replacements, the "Credit Agreement"; capitalized terms used herein shall have the meanings given such terms in the Credit Agreement), hereby gives you notice, irrevocably, pursuant to Section 2.1(d) of the Credit Agreement that the Company hereby requests, on behalf of the Borrowers, borrowings under the Credit Agreement, and in that connection sets forth below the information relating to such borrowings (the "Proposed Borrowings") as required by Sections 2.1(d) of the Credit Agreement:

-----------------------------------------------------------------------------
                                                      Interest   Interest
   Borrower     Date of Borrowing       Amount          Rate      Period
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------


     The requested funds shall be made available to the following accounts in the amounts set forth below:

     The Company hereby certifies, on behalf of the Borrowers, that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

     (A) the representations and warranties contained in the Credit Agreement and in each other document executed in connection therewith are true and correct in all material respects before and after giving effect to the Proposed Borrowings and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

     (B) no event has occurred and is continuing, or would result from such Proposed Borrowings or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default;

     (C) all of the other conditions to the Proposed Borrowings set forth in
Article 5 of the Credit Agreement have been fulfilled; and

     (D) the Proposed Borrowings satisfy all limitations set forth in the Credit Agreement.

     If notice of this Proposed Borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.1(d) of the Credit Agreement.

                            PENSKE MOTORSPORTS, INC.

                            By:_________________________________
                            Name:
                            Title:

                                   EXHIBIT E

                                   [RESERVED]

                                   EXHIBIT F

                         NOTICE OF ACCOUNT DESIGNATION

                            Dated __________________


First Union National Bank
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

     This Notice of Account Designation is delivered to you by Penske Motorsports, Inc. (the "Company"), a corporation organized under the laws of Delaware, under Section 2.5 of the Credit Agreement dated as of September 30, 1997 (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Borrowers, party thereto, the Lenders party thereto, First Union National Bank, as Agent and NationsBank, N.A., as Co-Agent.

     The Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

                             [INSERT Name of Bank/
                              ABA Routing Number/
                              and Account Number]

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this ____________ day of _________________, 19__.


            [CORPORATE SEAL]  ________________________________


                                   By:_____________________________
                                   Name:
                                   Title:

                                   EXHIBIT G

                     FORM OF NOTICE OF EXTENSION/CONVERSION
                                                              ___________, 199__
First Union National Bank,
     as Agent for the Lenders
One First Union Center
301 South College Street, 5th Floor
Charlotte, North Carolina  28288
Attention:  [_______________]

Ladies and Gentlemen:

     The undersigned, Penske Motorsports, Inc., a Delaware corporation (the "Company"), on behalf of itself and the other borrowing entities parties to the Credit Agreement, dated as of September 30, 1997, among the Company, the Subsidiary Borrowers, certain financial institutions parties thereto, NationsBank, N.A., as co-agent and First Union National Bank, as agent (together with all modifications, renewals or replacements, the "Credit Agreement"; capitalized terms used herein shall have the meanings given such terms in the Credit Agreement). The Company, on behalf of the Borrowers, hereby gives you notice, irrevocably, pursuant to Section 2.10 of the Credit Agreement that the Borrowers hereby request extensions and/or conversions under the Credit Agreement, and in that connection set forth below the information relating to such extensions and/or conversions (the "Extensions/Conversions") as required by Section 2.10 of the Credit Agreement:



                                                          Interest        Interest
 Borrower        Date of Borrowing         Amount           Rate           Period
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

     The Company, on behalf of the Borrowers, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Extension/Conversion:

     (A) the representations and warranties contained in the Credit Agreement and in each other document executed in connection therewith are true and correct in all material respects before and after giving effect to the Extensions/Conversions and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

     (B) no event has occurred and is continuing, or would result from such Extensions/Conversions or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default;

     (C) all of the other conditions to the Extensions/Conversions set forth in
Article 2 of the Credit Agreement have been fulfilled; and

     (D) the Extensions/Conversions satisfy all limitations set forth in the Credit Agreement.

     If notice of these Extensions/Conversions has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.10 of the Credit Agreement.

                                             PENSKE MOTORSPORTS, INC.


                                             By:______________________________
                                             Name:
                                             Title:

                                   EXHIBIT H

                       FORM OF BORROWER JOINDER AGREEMENT

     THIS BORROWER JOINDER AGREEMENT (the "Agreement"), dated as of _______, 19__, is by and among , a (the "Applicant Borrower"), Penske Motorsports, Inc., a Delaware corporation (the "Company") and FIRST UNION NATIONAL BANK, in its capacity as Agent (the "Agent") under that certain Credit Agreement (as amended and modified, the "Credit Agreement") dated as of September 30, 1997 by and among the Company and certain related borrowing entities (the "Borrowers"), the Lenders party thereto, NationsBank, N.A., as Co-Agent, and the Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

     The Applicant Borrower has indicated its desire to become a Borrower pursuant to the terms of the Credit Agreement.

     Accordingly the Applicant Borrower hereby agrees as follows with the Agent, for the benefit of the Lenders:

     1. The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Borrower will be deemed to be a party to the Credit Agreement and a "Borrower" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Borrower thereunder as if it has executed the Credit Agreement and the other Credit Documents. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the Credit Documents, including without limitation (i) all of the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement, as supplemented from time to time in accordance with the term thereof, and (ii) all of the affirmative and negative covenants set forth in Sections 7, 8, and 9 of the Credit Agreement.

     2. The Company confirms that all of its and its Subsidiaries' obligations under the Credit Agreement are, and upon the Applicant Borrower becoming a Borrower shall continue to be, in full force and effect. The Company further confirms that immediately upon the Applicant Borrower becoming a Borrower the term "Obligations", as used in the Credit Agreement, shall include all Obligations of such Applicant Borrower under the Credit Agreement and under each other Credit Document.

     3. The Applicant Borrower hereby agrees that upon becoming a Borrower it will assume all Obligations of a Borrower as set forth in the Credit Agreement. By its execution of this Agreement, the Applicant Borrower appoints each of __________________, [title] and _________________, [title], of the Company, to be its attorneys ("its Attorneys") and in its name and on its behalf and as its act and deed or otherwise to sign all documents and carry out all such acts as are necessary or appropriate in connection with executing any Notice of Borrowing or any Notice of Extension/Conversion (the "Documents") in connection with the Credit Agreement, provided that such Documents are in substantially the form provided therefor in the applicable exhibits thereto. This Power of Attorney shall be valid for the duration of the term of the Credit Agreement. The Applicant Borrower hereby undertakes to ratify everything which either of its Attorneys shall do in order to execute the Documents mentioned herein.

     4. Each of the Company and the Applicant Borrower agrees that at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Agreement.

     5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the Applicant Borrower and the Company have each caused this Borrower Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.


                                     <<APPLICANT BORROWER>>


                                     By:
                                        --------------------
                                     Name:
                                          ------------------
                                     Title:
                                           -----------------



                                     PENSKE MOTORSPORTS, INC.


                                     By:
                                        --------------------
                                     Name:
                                          ------------------
                                     Title:
                                           -----------------


                                     FIRST UNION NATIONAL BANK,
                                     as Agent

                                     By:
                                        --------------------
                                     Name:
                                          ------------------
                                     Title:
                                           -----------------

                                   SCHEDULE A
                                       to
                           Borrower Joinder Agreement

                         Schedules to Credit Agreement
                          (to be updated as necessary)

                                 SCHEDULE 1.1A

                            LENDERS AND COMMITMENTS



                                    REVOLVING CREDIT                REVOLVING CREDIT
LENDER                                  COMMITMENT               COMMITMENT PERCENTAGE
------                          -------------------------       -------------------------
First Union National Bank                $ 20,000,000                     20%
NationsBank, N.A.                        $ 20,000,000                     20%
Bank of America, NT & SA                 $ 20,000,000                     20%
Comerica Bank                            $ 20,000,000                     20%
Societe Generale                         $ 20,000,000                     20%
TOTAL                                    $100,000,000                    100%

                                SCHEDULE 1.1B
                                -------------
                                      to
                               Credit Agreement
                                    among
                           Penske Motorsports, Inc.
                    and Certain Subsidiaries, as Borrowers
                                     and
             First Union Bank of North Carolina, as Agent for the
                         $100,000,000 Credit Facility



                       EXCLUDED CONTINGENT OBLIGATIONS
                       -------------------------------


Keepwell Agreement dated August 29, 1997 in favor of First Union National Bank related to indebtedness of Homestead-Miami Speedway, LLC.

Guaranty of Payment and Performance Agreement dated May 15, 1997 between Penske Motorsports, Inc. and Brand Banking and Trust (United Carolina Bank) in the amount of $6,000,000.

                                  SCHEDULE 6.2
                                       to
                                Credit Agreement
                                     among
                            Penske Motorsports, Inc.
                     and Certain Subsidiaries, as Borrowers
                                      and
              First Union Bank of North Carolina, as Agent for the
                          $100,000,000 Credit Facility


                                  SUBSIDIARIES


Wholly-Owned

-       California Speedway Corporation, a Delaware corporation

-       Competition Tire South, Inc., a Delaware corporation

-       Competition Tire West, Inc., a Michigan corporation

-       Michigan International Speedway, Inc., a Michigan corporation

-       Motorsports International Corp., a Pennsylvania corporation

-       Pennsylvania International Raceway, Inc., a Pennsylvania corporation


70% Owned

-       North Carolina Motor Speedway, a North Carolina corporation

                                  SCHEDULE 6.8
                                       to
                                Credit Agreement
                                     among
                            Penske Motorsports, Inc.
                     and Certain Subsidiaries, as Borrowers
                                      and
              First Union Bank of North Carolina, as Agent for the
                          $100,000,000 Credit Facility


                           ENVIRONMENTAL DISCLOSURES

All environmental matters discussed in the Company's reports as filed with the Securities and Exchange Commission.

                                 SCHEDULE 6.12
                                      to
                               Credit Agreement
                                    among
                           Penske Motorsports, Inc.
                    and Certain Subsidiaries, as Borrowers
                                     and
             First Union Bank of North Carolina, as Agent for the
                         $100,000,000 Credit Facility



                              EMPLOYEE RELATIONS


                                     NONE

                                 SCHEDULE 6.16
                                      to
                               Credit Agreement
                                    among
                           Penske Motorsports, Inc.
                    and Certain Subsidiaries, as Borrowers
                                     and
             First Union Bank of North Carolina, as Agent for the
                         $100,000,000 Credit Facility

                        EXISTING INDEBTEDNESS AND LIENS

                                 INDEBTEDNESS


                Entity                            Nature of Agreement
                ------                            -------------------

Penske Motorsports, Inc.                     Obligations maturing in 2000 of
                                             approx. $1,650,000 related to the
                                             Company's purchase of Competition
                                             Tire business

                                             Pledge in favor of First Union
                                             National Bank of Company's
                                             Partnership Interest in
                                             Homestead-Miami Speedway, LLC
                                             (HMS) related to indebtedness of
                                             HMS.

                                             Obligations due under a $20
                                             million Revolving Credit Agreement
                                             with First Union National Bank.*

                                             Obligations due under a $40
                                             million Revolving Credit Agreement
                                             with NationsBank, N.A.*

                                             PSH Reimbursement Agreement
                                             dated May 15, 1997 relating to
                                             Letter of Credit issued by First
                                             Union National Bank.

Michigan International Speedway, Inc.        Obligations maturing in 1998 of
                                             approx. $450,000 for the purchase
                                             of land.

Pennsylvania International Speedway          Obligations maturing in 2006 of
                                             approx. $1,210,000 for the
                                             purchase of land.



----------------------------------
*Obligations to be paid at closing

          Entity                                   Nature of Agreement
          ------                                   -------------------
North Carolina Motor Speedway            Obligations due under a $5.5 million
                                         debt facility with Branch
                                         Banking and Trust Company (United
                                         Carolina Bank).


                                         $600,000 Line of Credit with Branch
                                         Banking and Trust Company (United
                                         Carolina Bank).




                                    LIENS

Penske Motorsports, Inc. interest in Homestead-Miami.

Liens on Homestead-Miami Speedway facility and all other assets.

Liens on North Carolina Motor Speedway assets as security relating to its debt facility.

                                SCHEDULE 6.17
                                      to
                               Credit Agreement
                                    among
                           Penske Motorsports, Inc.
                    and Certain Subsidiaries, as Borrowers
                                     and
            First Union Bank of North Carolina, as Agent, for the
                         $100,000,000 Credit Facility







                                  LITIGATION
                                  ----------


        All litigation matters disclosed in the Company's reports as filed with the Securities and Exchange Commission.

                                  SCHEDULE 9.3
                                      to
                               Credit Agreement
                                    among
                           Penske Motorsports, Inc.
                    and Certain Subsidiaries, as Borrowers
                                     and
             First Union Bank of North Carolina, as Agent for the
                         $100,000,000 Credit Facility


                                  INVESTMENTS

7% interest in Grand Prix Association of Long Beach Inc.

40% interest in Homestead-Miami Speedway, LLC

                                  SCHEDULE 9.6

                                      to
                               Credit Agreement
                                    among
                           Penske Motorsports, Inc.
                    and Certain Subsidiaries, as Borrowers
                                     and
                 First Union Bank of North Carolina, as Agent
                         $100,000,000 Credit Facility



                         TRANSACTIONS WITH AFFILIATES

        Transactions generally of the nature described in the Company's Proxy Statement and other periodic reports filed with the Securities Exchange Commission.